Exhibit 10.2

EXECUTION COPY

$350,000,000

THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

among

FINANCIAL SECURITY ASSURANCE INC.,

FSA INSURANCE COMPANY,

VARIOUS BANKS,

and

BAYERISCHE LANDESBANK,
Acting Through Its New York Branch
Individually and as Agent

Dated as of April 30, 2005

i

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 30, 2005, among FINANCIAL SECURITY ASSURANCE INC. (“FSA”) and FSA INSURANCE COMPANY (“FSAIC”) (each a “Borrower” and collectively, the “Borrowers”), the BANKS party hereto from time to time and BAYERISCHE LANDESBANK (formerly known as Bayerische Landesbank Girozentrale), acting through its New York Branch, acting in its capacity as Agent pursuant to Article XI hereof.  Capitalized terms used herein and not otherwise defined shall have the meaning assigned in Section 1.01.

W I T N E S S E T H :

WHEREAS, Bayerische Landesbank (formerly known as Bayerische Landesbank Girozentrale), acting through its New York Branch, in its capacity as Bank (“BLB”) and as Agent, FSA, Financial Security Assurance of Maryland Inc. and Financial Security Assurance of Oklahoma, Inc. have previously entered into that Credit Agreement dated as of April 30, 1996 (the “1996 Credit Agreement”);

WHEREAS, BLB, the Agent, FSA, Financial Security Assurance of Maryland Inc., Financial Security Assurance of Oklahoma, Inc., Landesbank Hessen-Thüringen Girozentrale, acting through its New York Branch (“Helaba”) and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch (“RaboBank”) have entered into that First Amended and Restated Credit Agreement dated as of April 30, 1997 (the “First Amended and Restated Credit Agreement”), thereby amending and restating the 1996 Credit Agreement, and that First Amendment to First Amended and Restated Credit Agreement dated as of April 30, 1998 (the “First Amendment” which together with the First Amended and Restated Credit Agreement is herein referred to as the “1997 Credit Agreement”);

WHEREAS, BLB, the Agent, FSA and FSAIC, Helaba, RaboBank, Westdeutsche Landesbank Girozentrale (now known as WestLB AG), New York Branch (“WestLB”), Deutsche Bank AG, New York Branch (“DB”), KBC Bank N.V. (“KBC”), First Union National Bank of North Carolina (“First Union”) and Norddeutsche Landesbank Girozentrale, New York Branch (“NordLB”) have entered into that Second Amended and Restated Credit Agreement dated as of April 30, 1999 (the “Second Amended and Restated Credit Agreement”), thereby amending and restating the 1997 Credit Agreement;

WHEREAS, FSA, FSAIC, the Agent, BLB, RaboBank, Helaba, WestLB, DB, KBC, First Union and NordLB entered into the First Amendment to Second Amended and Restated Credit Agreement dated as of April 30, 2000 (the “First Amendment”);

WHEREAS, FSA, FSAIC, the Agent, BLB, RaboBank, Helaba, WestLB, DB, KBC, First Union, NordLB, Landesbank Baden-Württemberg, acting through its New York Branch (“LBBW”) and The Bank of New York (“BNY”) entered into the Second Amendment to Second Amended and Restated Credit Agreement dated as of April 30, 2001 (the “Second Amendment”) to further amend the Second Amended and Restated Credit Agreement in order to terminate the commitment of First Union, to establish commitments by LBBW and BNY, to adjust the commitments of RaboBank and DB and to adjust the Contingent Commitments of the Part C Banks;

WHEREAS, FSA, FSAIC, the Agent, BLB, RaboBank, Helaba, WestLB, DB, KBC, NordLB, LBBW and BNY entered into the Third Amendment to Second Amended and Restated Credit Agreement dated as of April 30, 2002 (the “Third Amendment”) to further amend the Second Amended and Restated Credit Agreement in order to amend the definition of Loss Threshold Amount and extend the Expiry Date;

WHEREAS, FSA, FSAIC, the Agent, BLB, RaboBank, Helaba, WestLB, DB, KBC, NordLB, LBBW, BNY and The Bank of Nova Scotia, New York Agency (“Scotia”) entered into the Fourth Amendment to Second Amended and Restated Credit Agreement dated as of April 30, 2003 (the “Fourth Amendment”) to further amend the Second Amended and Restated Credit Agreement in order to amend the definition of Loss Threshold Amount, to establish the commitment by Scotia, to adjust the commitments of BLB, Helaba, RaboBank, Scotia, WestLB, NordLB and DB and extend the Expiry Date;

WHEREAS, FSA, FSAIC, the Agent, BLB, RaboBank, Helaba, WestLB, DB, KBC, NordLB, LBBW, BNY, Scotia and KeyBank National Association (“KeyBank”) entered into the Fifth Amendment to Second Amended and Restated Credit Agreement dated as of April 30, 2004 (the “Fifth Amendment” together with the Second Amended and Restated Credit Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are herein collectively referred to as the “1999 Credit Agreement”) to further amend the Second Amended and Restated Credit Agreement in order to terminate the commitments of RaboBank and WestLB, to establish the commitment by KeyBank, to adjust the commitments of BLB, Helaba, DB and LBBW, to adjust the Contingent Commitments of the Part C Banks and extend the Expiry Date;

WHEREAS, the commitment of Scotia under the 1999 Credit Agreement is being terminated in connection with the execution and delivery of this Agreement;

WHEREAS, the parties wish to amend and restate the 1999 Credit Agreement in its entirety pursuant to the terms hereof in order to make such changes as provided herein; and

WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrowers the credit facility provided for herein.

NOW, THEREFORE, the parties hereby agree to amend and restate the 1999 Credit Agreement in its entirety pursuant to the terms hereof and otherwise agree as follows:

ARTICLE I

DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

Section 1.01.  Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that an Affiliate of a Borrower shall include any Person that directly or indirectly owns more than 5% of such Borrower and any officer or director of such Borrower or any such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” shall mean Bayerische Landesbank (formerly known as Bayerische Landesbank Girozentrale), a public law financial institution organized and existing under the laws of Germany, acting through its New York Branch, in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 11.08.

“Agreement” shall mean this Third Amended and Restated Credit Agreement, as modified, supplemented or amended from time to time as permitted under Section 12.12.

“Assignment and Assumption Agreement” shall mean any Assignment and Assumption Agreement substantially in the form of Exhibit F entered into pursuant to the terms hereof.

“Authorized Officer” shall mean, with respect to each Borrower, any president, chief operating officer, general counsel, chief financial officer, chief accounting officer or treasurer of each Borrower.

“Average Annual Debt Service” shall mean, as of a specified date with respect to an Insured Obligation, the applicable Retained Percentage times the sum of (a) the aggregate outstanding principal amount of such Insured Obligation, and (b) the aggregate amount of interest thereafter required to be paid on such Insured Obligation (giving effect to all mandatory sinking fund payments or other regularly scheduled required redemptions, prepayments or other retirement of principal), divided by the number of whole and fractional years (but in no case less than one year) from the date of determination to the latest maturity date of such Insured Obligation, and with respect to the Covered Portfolio as of such date as specified, shall mean the sum of the Average Annual Debt Service as of such date of all Insured Obligations contained in the Covered Portfolio.  In the event that an Insured Obligation bears interest at a variable rate, the interest thereon for purposes of the determination of Average Annual Debt Service shall be calculated at the rate employed by the Borrowers to compute average annual debt service with respect to such Insured Obligation in accordance with its customary business practices.

“Bank” shall mean each of the commercial banks listed on Part A of Schedule I hereto on the Effective Date, as well as any institution which becomes a Bank hereunder pursuant to Section 3.04, Section 3.05 or Section 12.04(b), and “Banks” shall mean all such Banks collectively.

“Bankruptcy Code” shall have the meaning provided in Section 10.05.

“Base Rate” shall mean for any day the higher of (a) the base commercial lending rate most recently established by the Agent, or (b) 1/4% plus the Federal Funds Rate.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.  Unless the context otherwise requires, all references to (a) the “Borrower” shall mean each Borrower jointly and severally and (b) the “Borrowers” shall mean all Borrowers collectively and (c) ”entity comprising the Borrower” shall mean FSA and FSAIC.

“Borrower’s Rating” shall mean, with respect to each Borrower, such Borrower’s insurer financial strength rating in the case of S&P and insurance financial strength rating in the case of Moody’s.

“Borrowing” shall mean the borrowing of Loans on a given date.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Change of Control” shall mean and include the occurrence of any of the following events: any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934) other than MediaOne Group, Inc., Fund American Enterprises Holdings, Inc. (to be renamed “White Mountains Insurance Group, Inc.”), The Tokio Marine and Fire Insurance Co., Ltd., XL Capital Ltd or any affiliate thereof or any Person, entity or “group” which, immediately prior to such event, was a Subsidiary of the Parent (a) shall have acquired beneficial ownership of 20% or more of any outstanding class of capital stock of the Parent or any Borrower having ordinary voting power in the election of directors, provided that any Person, entity or group shall be permitted to acquire up to 25% of the outstanding capital stock of any such class in a transaction approved before the consummation of same by a majority of the directors of the Parent or any Borrower or (b) shall have obtained the power (whether or not exercised) to elect the majority of the Board of Directors of the Parent or any Borrower.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all “Collateral” as defined in the Security Agreement.

“Collateral Account” shall have the meaning set forth in the Security Agreement.

“Collateral Agent” shall have the meaning set forth in the Security Agreement.

“Commitment” shall mean for each Bank the amount set forth opposite such Bank’s name in Part A of Schedule I hereto directly below the column entitled “Commitment,” as the same may be (a) reduced from time to time pursuant to Sections 3.02 and/or 3.03 and (b) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 3.04, 3.05 or 12.04.

“Commitment Date” shall have the meaning provided in Section 3.05(a).

“Commitment Fee” shall have the meaning provided in Section 3.01(a).

“Commitment Period” initially shall mean the period commencing on the Effective Date and ending on the Expiry Date and, from and after the date of any extension of the Expiry Date pursuant to Section 3.04, shall mean the period commencing on April 30 which is seven years prior to the Expiry Date and ending on the Expiry Date.

“Contingent Commitment” shall mean for each Part C Bank the amount set forth opposite such Part C Bank’s name in Part C of Schedule I hereto directly below the column entitled “Contingent Commitment”, as the same may be (a) reduced from time to time pursuant to Section 3.02 and/or 3.03 and (b) adjusted from time to time as a result of assignments to or from such Part C Bank pursuant to Section 3.04, 3.05 or 12.04.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Covered Portfolio” shall mean and include each Insured Obligation as of the Effective Date and each Insured Obligation issued thereafter and prior to the Loss Threshold Incurrence Date other than any Insured Obligation which is excluded from the Covered Portfolio pursuant to Section 12.14.

“Credit Documents” shall mean this Agreement, each Note and the Security Agreement.

“Credit Event” shall mean the making of any Loan.

“Cumulative Losses” for a specified period shall mean the aggregate Losses of the Borrowers determined cumulatively during such period without regard to Pledged Recoveries.

“Declining Bank” shall have the meaning provided in Section 3.04(b).

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Loan” shall mean, with respect to any Bank at any time, the Loan or portion of any Loan required to be made by such Bank to the Borrowers pursuant to Section 2.01, at or prior to such time, that has not been made by such Bank as of such time.

“Defaulting Bank” shall mean, at any time, any Bank that, at such time, owes a Defaulted Loan or any amount described in Section 2.04(d).

“Department” shall mean the Insurance Department of the States of New York and/or Oklahoma, to the extent applicable in the context in which such term is used.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Effective Date” shall have the meaning provided in Section 12.10.

“Eligible Transferee” shall mean and include a commercial bank, financial institution or other “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) which, if such entity is to become a Part C Bank, is assigned, or the parent of which is assigned, an unsecured senior debt rating (or shadow rating as reflected in a letter from the applicable rating agencies) by each of Moody’s and S&P of Aaa and AAA, respectively, and which, in any case, shall be mutually acceptable to (i) the Agent, (ii) if such Eligible Transferee will be a Part B Bank, the Part C Banks, and, (iii) so long as no Default or Event of Default has occurred and is continuing hereunder, or if a Default or Event of Default is continuing and the Eligible Transferee is not assigned an unsecured senior debt rating (or shadow rating as reflected in a letter from the applicable rating agencies) by each of Moody’s and S&P, of Aaa and AAA, respectively, the Borrowers.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any person (as defined in Section 3(9) of ERISA) which together with the Borrowers or any of their Subsidiaries would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” shall have the meaning provided in Article X.

“Expiry Date” shall have the meaning set forth in Section 3.04(a).

“Extending Bank” shall have the meaning provided in Section 3.04(b).

“Extension Request” shall have the meaning set forth in Section 3.04(a).

“Federal Funds Rate” shall mean for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

“Fees” shall mean all amounts payable by the Borrowers to the Banks pursuant to or referred to in Section 3.01.

“FSA” shall have the meaning provided in the first paragraph of this Agreement.

“FSAIC” shall have the meaning provided in the first paragraph of this Agreement.

“Holder of any Note” shall mean any Federal Reserve Bank to which a Bank has pledged its Note to the extent such Federal Reserve Bank has foreclosed upon such Note.

“Increase Date” shall have the meaning provided in Section 3.05(a).

“Increase Request” shall have the meaning provided in Section 3.05(a).

“Increasing Bank” shall have the meaning provided in Section 3.05(a).

“Increasing Extending Bank” shall have the meaning provided in Section 3.04(b).

“Indebtedness” shall mean, as to any Person, without duplication, (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (c) current liabilities in respect of unfunded vested benefits under plans covered by ERISA, (d) all liabilities secured by any Lien on any property owned by such Persons, whether or not such liabilities have been assumed by such Person, (e) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (f) all Contingent Obligations of such Person, provided that, the term “Indebtedness” shall not include (i) any indebtedness arising from investment activities in the ordinary course of business that are not required to be classified as indebtedness on such Person’s balance sheet in accordance with generally accepted accounting principles, (ii) intercompany indebtedness and (iii) indebtedness constituting the purchase price of goods or equipment used in the ordinary course of business.

“Initial Borrowing Date” shall mean the date on which the initial Borrowing occurs.

“Installment Premiums” shall mean any and all premiums which are required to be paid or claimed to be required to be paid to or for the account of any Borrowers in respect of Insured Obligations in the Covered Portfolio on a periodic basis rather than by payment in full on the date of the effectiveness of the relevant Insurance Contract.

“Insurance Contracts” shall have the meaning set forth in Section 7.16.

“Insured Obligation” shall mean any “municipal obligation bonds,” “special revenue bonds,” “industrial development bonds” and “utility first mortgage obligations” which a Borrower is permitted to insure under the provisions of Section 6904(b)(1)(A), (B), (C) or (I) of the New York Insurance Law (without regard to clause (J) thereof), as in effect on the date hereof, issued by the United States of America, a state thereof or the District of Columbia, a municipality or governmental unit or other political subdivision of the foregoing or any public agency or instrumentality thereof, to the extent that the payment of principal thereof, together with interest thereon, or other amounts due in respect thereof, is insured, reinsured or otherwise guaranteed by any Borrower under an Insurance Contract.

“Lending Office” shall mean the office of the Agent located at 560 Lexington Avenue, New York, New York 10022 or such other office, Subsidiary or Affiliate of the Agent as the Agent may from time to time specify as such to the Borrowers.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall have the meaning provided in Section 2.01.

“Loss” shall mean at any time the aggregate sum of (a) the amount paid by any Borrower at such time or required at such time to be paid by such Borrower on claims under an Insurance Contract with respect to an Insured Obligation in the Covered Portfolio by reason of the failure by the issuer thereof or other obligor with respect thereto to pay insured amounts on such Insured Obligations when due, plus (b) Permitted Reserves at such time minus (c) amounts paid at such time or reasonably expected by the Borrowers at such time to be paid to such Borrower under reinsurance agreements (whether facultative or treaty) and similar arrangements with respect to the claims referred to in clause (a) above provided by any Person other than a Wholly Owned Subsidiary of the Parent; provided that, without limiting the generality of the foregoing, the term “Loss” shall not include any damages or penalties required at such time to be paid by such Borrower in respect of an Insurance Contract by reason of the breach by such Borrower of its obligations thereunder or the cancellation or termination thereof other than in accordance with its terms.

“Loss Threshold Amount” shall mean an amount equal to the greater of (a) $350 million and (b) 5.00% of Average Annual Debt Service on the Covered Portfolio as of such date.

“Loss Threshold Incurrence Date” shall mean the date on which Cumulative Losses (net of recoveries) during the relevant Commitment Period equal the Loss Threshold Amount.

“Majority Banks” shall mean at any time Banks owed at least 51% of the aggregate principal amount of the Loans outstanding at such time or, if no Loans are outstanding at such time, Banks holding at least 51% of the aggregate Commitments at such time; provided, however, that if any Bank shall be a Defaulting Bank at such time, there shall be excluded from the determination of Majority Banks at such time (a) the aggregate principal amount of the Loans owing to such Bank and outstanding at such time and (b) the Commitment of such Bank at such time; and, provided further, that if at the time Majority Banks is determined a Defaulting Bank exists and such Defaulting Bank is a Part B Bank a portion of each Part C Bank’s (which is not then a Defaulting Bank) Commitment shall be increased by an amount equal to the lesser of (a) such Part C Bank’s Contingent Commitment and (b) the portion of such Part C Bank’s Contingent Commitment equal to the aggregate Commitments of all Defaulting Banks multiplied by a fraction the numerator of which is equal to such Part C Bank’s Contingent Commitment and denominator of which is the aggregate amount of the Contingent Commitments of all Part C Banks.

“Margin Stock” shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Note” shall have the meaning provided in Section 2.05.

“Notice of Borrowing” shall have the meaning provided in Section 2.03.

“Notice Office” shall mean the office of the Agent located at 560 Lexington Avenue, New York, New York, 10022, Attention:  Mr. Joseph C. Campagna, Telephone No. (212) 310-9943, Facsimile No. (212) 230-9114, or such other office as the Agent may hereafter designate in writing as such to the Borrowers.

“Obligations” shall mean all amounts owing to the Agent, Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

“Parent” shall mean Financial Security Assurance Holdings Ltd., a New York corporation.

“Part B Bank” shall mean each Bank listed on Part B of Schedule I hereto.

“Part C Bank” shall mean each Bank listed on Part C of Schedule I hereto.

“Participant” shall mean any bank(s) or other financial institution(s) which may purchase a participation interest from the Bank in this Agreement and certain of the Credit Documents pursuant to a participation agreement between the Bank and the Participant(s).

“Payment Office” shall mean the office of the Agent located at 560 Lexington Avenue, New York, New York 10022 and any payment to the Payment Office shall be made pursuant to the wire transfer instruction set forth in Section 4.03, or such other office as the Agent may hereafter designate in writing as such to the Borrowers.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

“Permitted Liens” shall have the meaning set forth in Section 9.01.

“Permitted Reserves” shall mean at any time any and all reserves established or maintained by any Borrowers at such time which are deemed necessary or prudent in the reasonable judgment of the management of such Borrower by reason of the failure or anticipated failure by the issuer of an Insured Obligation contained in the Covered Portfolio or other obligor with respect thereto to pay such Insured Obligation when due as reflected on such Borrower’s books and which are or will be reported by such Borrower in its statutory financial statements.

“Person” shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any multi employer plan or single employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there was an obligation to contribute of), any Borrower or by a Subsidiary of any Borrower or an ERISA Affiliate.

“Pledged Premiums” shall mean at any time on and after the Loss Threshold Incurrence Date (a) any and all Installment Premiums which are paid or payable to any Borrower at such time with respect to any and all defaulted Insured Obligations in the Covered Portfolio minus (b) the aggregate amount of such Installment Premiums referred to in clause (a) of this definition paid or payable to any Person other than a Borrower (or any Wholly Owned subsidiary of the Parent) at such time under reinsurance agreements (whether facultative or treaty) and similar arrangements.

“Pledged Recoveries” shall mean at any time on and after the Loss Threshold Incurrence Date any and all moneys and other payments, property and other consideration and compensation received or receivable by or for the account of a Borrower at such time (excluding the aggregate amount of any and all moneys, payments, property, consideration and compensation paid or payable to any Person other than a Borrower or Wholly Owned Subsidiary of the Parent, under reinsurance agreements (whether facultative or treaty) and similar arrangements) as repayment or reimbursement of, or otherwise in respect of or arising out of, the payment of a claim by such Borrower under an Insurance Contract covering any Insured Obligation in the Covered Portfolio (without regard to whether such claim was paid from the proceeds of a Loan), whether from the issuer thereof or any other Person including without limitation under or pursuant to (a) such Insurance Contract, any reimbursement agreement, guaranty, letter of credit, mortgage, security agreement, pledge agreement or other contract, agreement or arrangement, (b) any account or account receivable, (c) any compromise, settlement or similar arrangement, (d) any voluntary payment or gift, (e) any reinsurance of such Insured Obligation to the extent that payment or expected payment under such reinsurance was not deducted in determining the Loss attributed to a Borrower’s payment or required payment of such claim, (f) any contractual, statutory, common law or other right of subrogation, (g) any realization upon any mortgage, security interest or other Lien, (h) any cause of action, whether sounding in tort, contract or otherwise, and any judicial, arbitration or other proceeding by or before any court, agency, tribunal, association or other governmental or private body, or (i) any other legal or equitable right or claim, whether or not similar to the foregoing), less the out of pocket costs and expenses, including without limitation attorneys fees and court costs, reasonably incurred by a Borrower in connection with the collection or other realization of such moneys and other payments, property and other consideration and compensation.

“Pledged Reserves Account” shall mean an account established with the Agent in accordance with Section 2.01(b) of the Security Agreement.

“Pledged Reserves Account Funds” shall mean at any time the aggregate amount of proceeds of Loans borrowed hereunder for the purpose of establishing or maintaining Permitted Reserves, such proceeds to be deposited in the Pledged Reserves Account in accordance with Section 2.01(b) of the Security Agreement.

“Pledged Reserve Release Notice” shall have the meaning set forth in Section 8.12.

“Pledged Reserve Repayment Date” shall mean the date on which a Borrower delivers the Pledged Reserve Release Notice required by Section 8.12.

“Replacement Bank” shall have the meaning provided in Section 3.04(b).

“Reportable Event” shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

“Retained Percentage” of an Insured Obligation shall mean 100% minus the aggregate percentage of the risk under Insurance Contracts with respect thereto which has been ceded by a Borrower to other Persons under reinsurance agreements (whether facultative or treaty) and similar arrangements with Persons other than Wholly Owned Subsidiaries of the Parent.

“SEC” shall have the meaning provided in Section 8.01(f).

“Security Agreement” shall have the meaning provided in Section 5.05.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Subsidiary” shall mean, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest and the ability to direct such partnership, association, joint venture or other entity at the time.

“Taxes” shall have the meaning provided in Section 4.04(a).

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan’s actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

“United States” and “U.S.” shall each mean the United States of America.

“Unutilized Commitment” shall mean, for any Bank, at any time, the Commitment of such Bank at such time less (a) the aggregate principal amount of all Loans made by such Bank pursuant to Section 2.01(a) prior to such time plus (b) Loans previously made by such Bank pursuant to Section 2.01(a) to establish Permitted Reserves to the extent (i) such Loans were previously repaid by the Borrowers and (ii) the proceeds of such Loans were not used to pay Losses.

“Unutilized Contingent Commitment” shall mean, for any Part C Bank, at any time, the Contingent Commitment of such Bank at such time less (a) the aggregate principal amount of all Loans made by such Bank pursuant to Section 2.01(b) prior to such time, plus (b) Loans previously made by such Part C Bank pursuant to Section 2.01(b) to establish Permitted Reserves to the extent (i) such Loans were previously repaid by the Borrowers and (ii) the proceeds of such Loans were not used to pay losses.

“Wholly Owned Subsidiary” shall mean, as to any Person, (a) any corporation 100% of whose capital stock (except in the case of Financial Security Assurance International Ltd., which shall be a Wholly Owned Subsidiary of FSAIC or FSA so long as FSAIC or a Wholly Owned Subsidiary of FSA owns 100% of its outstanding common shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% equity interest and the ability to direct such partnership, association, joint venture or other entity at such time.

Section 1.02.  Principles of Construction.  All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II

AMOUNT AND TERMS OF CREDIT

Section 2.01.  The Loans.

(a)           Subject to and upon the terms and conditions set forth herein, including, without limitation, the provisions of Article VI, each Bank severally agrees, at any time and from time to time prior to the Expiry Date, to make loans (each a “Loan” and collectively, the “Loans”) to the Borrowers, provided, however, that the principal amount of any Loan made by a Bank at any time shall not exceed the lesser of (i) the Unutilized Commitment of such Bank at such time and (ii) the total amount requested by the Borrowers in connection with any Credit Event multiplied by a fraction the numerator of which is equal to such Bank’s Commitment and the denominator of which is equal to the aggregate amount of all Banks’ Commitments.

(b)           In the event that (i) the Borrowers request a Borrowing under Section 2.01(a) and (ii) any Part B Bank shall fail to make on the date specified in the Notice of Borrowing for such requested Borrowing any Loan or any portion of a Loan required to be made by such Bank under Section 2.01(a) hereof representing such Bank’s pro rata portion (determined as described in Section 2.01(a)(i) and (ii)) of the amount of such requested Borrowing, then each Part C Bank severally agrees to make a Loan to the Borrowers on such date in an amount equal to the lesser of (i) such Part C Bank’s Unutilized Contingent Commitment and (ii)  the amount of such Part B Bank’s Defaulted Loan multiplied by a fraction, the numerator of which is such Part C Bank’s Contingent Commitment and the denominator of which is the sum of all Part C Banks’ Contingent Commitments.

(c)           Once repaid, Loans incurred hereunder may not be reborrowed other than those Loans borrowed to establish or maintain Permitted Reserves, which may be reborrowed once repaid to the extent that the proceeds of such Loans in whole or in part were not used to pay Losses.

(d)           No Bank shall have any liability for the failure of any other Bank to make Loans hereunder except as expressly provided in Section 2.01(b).

Section 2.02.  Amount of Each Borrowing.  The aggregate principal amount of each Borrowing hereunder shall not (a) be less than $2,000,000, and if greater, shall be in an integral multiple of $1,000,000 and (b) exceed the lesser of (i) Cumulative Losses in excess of the Loss Threshold Amount less the aggregate principal amount of all Loans previously made and (ii) the aggregate Unutilized Commitments of all Banks as in effect on the date such Borrowing is made.

Section 2.03.  Notice of Borrowing.  Whenever the Borrowers desire to make a Borrowing hereunder, they shall give the Agent at its Notice Office at least two Business Days’ prior notice made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if received before 12:00 Noon (New York time) on such day.  Each such notice (each a “Notice of Borrowing”) shall be in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, and the date of such Borrowing (which shall be a Business Day).

Section 2.04.  Disbursement of Funds; Defaulting Bank’s Obligations.

(a)           No later than 11:00 a.m. (New York time) on the later of the date specified in each Notice of Borrowing and the date which is two Business Days after the Agent’s receipt of such Notice of Borrowing, as described in Section 2.03, (i) each Bank will make available at the Payment Office of the Agent its pro rata portion (in accordance with the Commitment of such Bank and the aggregate Commitment of all Banks as in effect on such date) of the amount of each Borrowing requested to be made on such date, in Dollars and in immediately available funds and (ii) the Agent will make available to the Borrowers the aggregate of the amounts so made available by the Banks on such day at its Payment Office.

(b)           In the event that any Part B Bank shall fail to make available at the Payment Office of the Agent its pro rata portion (in accordance with the Commitment of such Part B Bank and the aggregate Commitments of all of the Banks as in effect on such date) of the amount of the Borrowing requested to be made in any Notice of Borrowing, at or prior to 11:00 a.m. (New York time) on the date specified in such Notice of Borrowing, the Agent shall immediately (but in no event later than 11:15 a.m. (New York time) notify each Part C Bank that such Part B Bank has so defaulted and no later than 1:00 p.m. (New York time) on such date, (i) each Part C Bank will (subject to Section 2.01(b)) make available at the Payment Office of the Agent its pro rata portion (in accordance with the Contingent Commitment of such Part C Bank and the aggregate Contingent Commitments of all of the Part C Banks as in effect on such date) of such Part B Bank’s Defaulted Loan, in Dollars and in immediately available funds, and (ii) the Agent will make available to the Borrowers the aggregate of the amounts so made available by the Part C Banks on such day at its Payment Office.  If the notice from the Agent to any Part C Bank described above in this Section 2.04(b) occurs after 11:15 a.m. (New York time) such Part C Bank shall use its best efforts to advance the amount required pursuant this Section on the day such notice occurs and shall, in any event, so advance such amount by 1:00 p.m. on the next succeeding Business Day.

(c)           The Agent shall have no obligation to make available any amount under Section 2.04(a) or (b) on behalf of any Bank, Part B Bank or Part C Bank (other than itself in such capacity) until such time as any such Bank shall have made amounts available for such purpose to the Agent.

(d)           In the event that any Part C Bank has made available funds with respect to any Part B Bank’s Defaulted Loan, such Part B Bank agrees to repay such Part C Bank forthwith upon demand together with interest on the amount advanced for each day from the date such amounts were advanced by the Part C Bank until the date such amount is repaid to the Part C Bank, at the Federal Funds Rate for three (3) Business Days and thereafter at the Base Rate plus 2%.  To the extent that the Part C Bank receives payments of any Defaulted Loan from or on behalf of the Borrowers, or an Eligible Transferee as contemplated in Section 3.03(c), the obligation of the Defaulting Bank, to the extent of such payment, shall be satisfied, with any deficiency to be paid by such Defaulting Bank as provided in this Section 2.04(d).  Upon payment by the Part B Bank, which is the Defaulting Bank, to the Part C Bank of all amounts owed to the Part C Bank with respect to a Defaulted Loan, such Part B Bank shall be the owner of such Loan and shall be entitled to all rights and benefits hereunder with respect thereto.

Section 2.05.  Notes.  The Borrowers shall be jointly and severally obligated to pay the principal of and interest on the Loans.  The Borrowers’ obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a “Note” and, collectively, the “Notes”).  Each Note shall (a) be payable to the order of such Bank and be dated the Effective Date if such Bank shall be a party hereto on the Effective Date or the effective date of the Assignment and Assumption Agreement pursuant to which it becomes a party hereto if such Bank shall become a party hereto after the Effective Date, (b) be in a stated principal amount equal to such Bank’s Commitment (plus, if such Bank is a Part C Bank, such Bank’s Contingent Commitment) and be payable in the principal amount of the Loans evidenced thereby, (c) mature, with respect to each Loan evidenced thereby, on the Expiry Date, (d) bear interest as provided in the appropriate clause of Section 2.06 and (e) be entitled to the benefits of this Agreement and be secured by the Security Agreement.  Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby.  Failure to make any such notation shall not affect the Borrowers’ obligations in respect of such Loans.

Section 2.06.  Interest.

(a)           The Borrowers agree, jointly and severally, to pay to the Agent for the account of the Banks interest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to the Borrowers until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Base Rate in effect from time to time plus 1.50%.

(b)           The Borrowers, jointly and severally, agree to pay to the Agent for the account of the Banks interest on any amount owed by the Borrowers to the Banks under this Agreement or any of the Credit Documents from and after the earlier of (i) the occurrence of an Event of Default and (ii) the date such amount is due and payable but not paid until payment thereof in full at a rate per annum equal to the Base Rate in effect from time to time plus 3.50% (the “Default Rate”).

(c)           Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Loan, quarterly in arrears on the first Business Day of each January, April, July and October, (ii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand and (iii) with respect to the interest accrued at the Default Rate, upon demand.

Section 2.07.  Capital Adequacy.  In the event that after the date of the execution hereof (a) the application, enactment or adoption of, or any change in, any law, rule, regulation, treaty, guideline or directive, or the occurrence of the effective date of any law, rule, regulation, treaty guideline or directive or any provision thereof enacted or adopted on the date of the execution hereof but which has not yet become effective, or the application, interpretation or enforcement of any of the foregoing by any court, central bank, administrative or governmental authority charged with the administration thereof (whether or not having the force of law) (each a “Regulatory Change”) shall either (i) impose, modify or deem applicable any reserve, deposit, insurance premium, assessment, fee, capital requirement, tax (other than taxes imposed on the net income of any of the Banks or any Participant), or similar requirement applicable to the existence of the Commitments and/or Contingent Commitments or (ii) impose any other condition in connection with the maintenance of the Commitments and/or Contingent

Commitments, or (b) any of the Banks or any Participant shall, in good faith, (i) voluntarily impose, modify or deem applicable to itself, any reserve, deposit, insurance premium, assessment, fee, capital requirement or similar requirement applicable to the Commitments and/or Contingent Commitments or (ii) voluntarily impose any other condition in connection with any of the Commitments and/or Contingent Commitments, designed to comply with or prepare for future compliance with any Regulatory Change, and the result of any of the foregoing shall be to increase the cost to any of the Banks or any Participant of extending, issuing or maintaining the Commitments and/or Contingent Commitments or to reduce any amount (or the effective return on any amount) received or receivable by any of the Banks or any Participant in connection with this Agreement (which increase in cost or reduction in yield shall be the result of any such Bank’s or any such Participant’s reasonable allocation, in a nondiscriminatory manner among borrowers having obligations to such Bank or such Participant similar to those of the Borrowers, of the aggregate of such cost increases or yield reductions resulting from such event), then, upon written demand by the such Bank, the Borrowers, jointly and severally, agree to promptly pay to such Bank, from time to time as specified by such Bank, additional amounts which shall be sufficient to compensate such Bank for all such increased costs or reductions in yield accruing from and after the date of such demand.  Such Bank shall submit to the Borrowers, at or prior to the making of each such demand, a certificate setting forth in reasonable detail such increased costs or yield reductions incurred by such Bank or any Participant as a result of any of the foregoing, which certificate shall be conclusive, absent manifest error, as to the amount thereof.

ARTICLE III

FEES; TERMINATION AND INCREASE OF COMMITMENT

Section 3.01.  Fees.

(a)           The Borrowers jointly and severally agree to pay to the Agent for distribution to the Banks pro rata in accordance with their respective Unutilized Commitments a commitment fee (such commitment fee, together with the commitment fee payable pursuant to Section 3.01(b), being the “Commitment Fee”) for the period from the Effective Date until the Expiry Date (or such earlier date as the Commitments shall have been terminated) computed at a rate equal to (i) 0.53% per annum on the daily average aggregate Unutilized Commitments of the Banks for the period ending on April 30, 2010 and (ii) 0.60% per annum on the daily average Unutilized Commitments of the Banks thereafter; provided, however, that (A) if the Borrower’s Rating for any Borrower assigned by either Moody’s or S&P shall be less than Aaa or AAA, respectively, but greater than A1 and A+, respectively, the Commitment Fee shall be computed at a rate equal to (i) 0.555% per annum on the daily average aggregate Unutilized Commitments of the Banks for the period ending on April 30, 2010 and (ii) 0.63% per annum on the daily average Unutilized Commitments of the Banks thereafter, and (B) if the Borrower’s Rating for any Borrower assigned by either Moody’s or S&P shall be equal to or less than A1 or A+, respectively, the Commitment Fee shall be computed at a rate equal to (i) 0.575% per annum on the daily average aggregate Unutilized Commitments of the Banks for the period ending on April 30, 2010 and (ii) 0.65% per annum on the daily average Unutilized Commitments of the Banks thereafter.  In the case of a split rating, the lower of the Moody’s rating or the S&P rating shall determine the Commitment Fee.  Notwithstanding the foregoing, any Commitment Fee accrued with respect to the Unutilized Commitment of a Defaulting Bank during the period prior to the time such Bank became a Defaulting Bank and unpaid at such time shall not be payable by the Borrowers so long as such Bank shall be a Defaulting Bank except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time.  No Commitment Fee shall accrue on the Unutilized Commitment of a Defaulting Bank so long as such Bank shall be a Defaulting Bank.

(b)           The Borrowers jointly and severally agree to pay each Part C Bank a Commitment Fee for the period from the Effective Date until the Expiry Date (or such earlier date as the Contingent Commitment of such Part C Bank shall have been terminated) computed as agreed in writing from time to time by the Borrowers and such Part C Bank.

(c)           Accrued Commitment Fees shall be due and payable quarterly in arrears on the first Business Day of each May, August, November and February of each year and on the Expiry Date or upon such earlier date as the Commitments or the Contingents Commitments, as the case may be, shall be terminated.

(d)           The Borrowers jointly and severally agree to pay to the Agent such fees in connection with the Credit Documents as may be agreed to in writing from time to time between the Borrowers and the Agent.

Section 3.02.  Voluntary Termination of Unutilized Commitments.  Upon at least five Business Days prior notice to the Agent at its Notice Office, the Borrowers shall have the right to terminate the Unutilized Commitments or Unutilized Contingent Commitments or both in whole or in part, in minimum amounts of $5,000,000 (or, if greater, in integral multiples of $1,000,000) for the Unutilized Commitments and Unutilized Contingent Commitments, provided that the Borrowers shall concurrently satisfy their obligations under Section 3.01.

Section 3.03.  Mandatory Termination of Commitments.

(a)           Except as otherwise provided in Section 2.01, the Commitment of each Bank shall be mandatorily and permanently reduced on each date a Loan is made by such Bank pursuant to Section 2.01(a) by the amount of such Loan, without regard to prepayments or repayments.  Except as otherwise provided in Section 2.01, the Contingent Commitment of each Part C Bank shall be mandatorily and permanently reduced on each date a Loan is made by such Part C Bank pursuant to Section 2.01(b) by the amount of such Loan, without regard to prepayments or repayments.

(b)           Notwithstanding anything herein to the contrary, the Borrowers shall have the right to unilaterally terminate the Commitment and/or Contingent Commitment of any Bank, at any time after the Effective Date, if such Bank shall be a party hereto on the Effective Date, or at any time after the effective date of the Assignment and Assumption Agreement pursuant to which it becomes a party hereto if such Bank shall become a party hereto after the Effective Date pursuant to Section 3.04 or 12.04, or at any time after the Increase Date on which it becomes a party hereto if such Bank shall become a party hereto after the Effective Date pursuant to Section 3.05, the unsecured senior debt rating (or shadow rating as reflected in a letter) of such Bank or its parent shall be downgraded by Moody’s or S&P, such termination to be effective two (2) Business Days after providing to such Bank a notice of termination.  The Borrowers shall, concurrent with such termination, satisfy their obligations owed to the affected Bank under Section 3.01.

(c)           Notwithstanding anything herein to the contrary, the Borrowers shall have the right to unilaterally terminate the Commitment and/or Contingent Commitment of any Bank if such Bank becomes a Defaulting Bank, such termination to be effective upon the payment to the Agent of the amount described in the next succeeding sentence.  The Borrowers shall, concurrent with such termination, pay to the Agent the amounts owed to the Defaulting Bank pursuant to Section 3.01.  The Agent shall distribute any amount so received from the Borrowers (i) first, to the Part C Banks, as payment owed to the Part C Banks by the Defaulting Bank pursuant to Section 2.04(d), and (ii) second, to the Defaulting Bank, any excess.  If an Eligible Transferee is to be admitted to this Agreement in replacement of a Defaulting Bank which is a Part B Bank and such Eligible Transferee agrees to not only assume the Defaulting Bank’s Commitment and/or Contingent Commitment but also agrees to purchase all of the Defaulting Bank’s Loans, such Eligible Transferee shall pay to the Part C Banks which have funded all or part of the Loans which were to be made by such Defaulting Bank an amount equal to the remaining unpaid amount of principal so advanced by such Part C Banks plus any accrued and unpaid interest thereon computed in accordance with Section 2.06 and the Borrowers shall pay to the Agent the amount owed to the Defaulting Bank pursuant to Section 3.01.  After making such payment the Eligible Transferee shall be the Bank owning such Loans.  The amounts paid by such Eligible Transferee to the Part C Bank shall be applied to reduce the obligations of the Defaulting Bank under Section 2.04(d), amounts remaining unpaid under such Section shall continue to be owing by such Defaulting Bank in accordance with such Section.

(d)           Upon termination of a Bank’s Commitment and/or Contingent Commitment pursuant to Section 3.03(b) or 3.03(c) the Borrowers may request that the remaining Banks increase their Commitments and/or Contingent Commitments as described in Section 3.05(a) or designate one or more Eligible Transferees to assume the Commitment and/or Contingent Commitment of the Bank being terminated.  In the event the Borrowers’ designate one or more Eligible Transferees which agree to provide the Commitment and/or Contingent Commitment of the terminated Bank such Eligible Transferee(s) may become party to this Agreement by executing and delivering a counterpart of this Agreement.

(e)           In addition to any other mandatory Commitment and Contingent Commitment reductions pursuant to this Section 3.03, the Commitment of any Bank which does not agree to extend the Expiry Date pursuant to Section 3.04, and the Contingent Commitment of such Bank if such Bank is a Part C Bank, shall terminate in its entirety on such Expiry Date in effect on the date such Bank does not agree to extend the Expiry Date.

(f)                                    In addition to any other mandatory Commitment and Contingent Commitment reductions pursuant to this Section 3.03, the Commitment, and the Contingent Commitment of such Bank if such Bank is a Part C Bank, of each Bank shall terminate in its entirety on the Expiry Date.

Section 3.04.  Expiry Date.

(a)                                  The Commitments and the Contingent Commitments shall expire on April 30, 2015 (the “Expiry Date”); provided, however, that before (but not earlier than 90 days nor later than 60 days before) each April 30, commencing April 30, 2008, the Borrowers may make a written request (an “Extension Request”) to the Agent, at its Notice Office, who shall forward a copy to each of the Banks, that the Expiry Date be extended by one calendar year.  Such Extension Request shall include a certification by an Authorized Officer of each Borrower that no Default or Event of Default has occurred and is continuing and all representations and warranties contained herein and the other Credit Documents are true and correct in all material aspects on and as of the date of the Extension Request (it being understood and agreed that any representation or warranty which expressly refers by its terms to a specified date shall be required to be true only as of such date).  If by the date occurring 30 days next succeeding the Agent’s receipt of such Extension Request, any Bank agrees thereto in writing by so indicating on counterparts of the Extension Request and delivering such counterpart to the Borrowers, “Expiry Date” as to such Bank shall mean the April 30, with such extension of the Expiry Date to be effective from and after April 30 in respect of which the Extension Request was made and such extension shall be for a period so as to maintain a Commitment Period of seven years, provided that any failure to so notify the Borrowers shall be deemed to be a disapproval by such Bank of the Borrowers’ Extension Request.  The Commitment of any Bank which does not so agree, and, if such Bank is a Part C Bank, the Contingent Commitment of such Bank, shall terminate upon the Expiry Date in effect on the date such Bank does not so agree.  No Bank shall be obligated to grant any extension pursuant to this Section 3.04(a) and any such extension shall be in the sole discretion of each Bank.  The Borrowers, jointly and severally, agree to pay to each Bank which does not so agree all amounts owing under its Note and this Agreement on the effective date of the termination of such Bank’s Commitment, and, if applicable, Contingent Commitment.

(b)                                 If less than all of the Banks consent to an Extension Request (each Bank that has not so consented being a “Declining Bank”, and each other Bank being an “Extending Bank”), the Borrowers shall have the right to require any Declining Bank to assign in full its rights and obligations under this Agreement (i) to any one or more Extending Banks designated by the Borrowers that have offered in their returned counterpart of the Extension Request to increase their respective Commitments (and, if any such Extending Bank is a Part C Bank, its Contingent Commitment) in an aggregate amount at least equal to the amount of such Declining Bank’s Commitment (and, if such Declining Bank is a Part C Bank, its Contingent Commitments), (such Bank being an “Increasing Extending Bank”) or (ii) to any one or more Eligible Transferees designated by the Borrowers that agree to assume all of such rights and obligations (each such Eligible Transferee being a “Replacement Bank”), provided that (A) such Declining Bank shall have received payment of all amounts owing under its Note and to it under this Agreement on the effective date of such assignment, (B) such assignment shall otherwise have occurred in compliance with Section 12.04 including, without limitation, clauses (iii) and (iv) of subsection (b) thereof and (C) the effective date of such assignment shall be the date specified by the Borrowers and agreed to by the Replacement Bank or Increasing Extending Bank, as the case may be, which date shall be on or prior to the applicable Expiry Date.  Each Bank that is Defaulting Bank shall, so long as such Bank is Defaulting Bank, constitute a Declining Bank.

Section 3.05.  Increase of Commitments.

(a)                                  The Borrowers may, from time to time, request the Banks to increase their Commitments and/or Contingent Commitments (i) at any time a Bank’s ratings are reduced as described in Section 3.03(b), in order to replace the Commitment and/or Contingent Commitment of the affected Bank, such increase not to exceed the Commitment and/or Contingent Commitment of the affected Bank, (ii) at any time there shall be a Defaulting Bank, in order to replace the Commitment and/or Contingent Commitment of the Defaulting Bank, such increase not to exceed the Commitment and/or Contingent Commitment of the Defaulting Bank and (iii) at any time during the 90 day period preceding each anniversary of the date of this Agreement.  In order to request such an increase the Borrowers shall make a written request (an “Increase Request”) to the Agent at its Notice Office (who shall forward a copy to each of the Banks) that (i) the Commitments of the Banks be increased by an aggregate amount specified and (ii) the Contingent Commitments of the Part C Banks be increased by an aggregate amount specified.  Such Increase Request shall include a certification by a senior officer of each Borrower that no Default or Event of Default has occurred and is continuing and all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects on and as of the date of the Increase Request (it being understood and agreed that any representation or warranty which expressly refers by its terms to a specified date shall be required to be true only as of such date).  The Borrowers shall indicate in the Increase Request the date on which they want the requested increases to become effective which shall be (A) prior to the Expiry Date and (B) at least 45 days after the Agent’s receipt of such Increase Request.  Each Increase Notice shall specify the date by which Banks who wish to increase their Commitment or Contingent Commitments, as the case may be, must indicate their willingness to increase their Commitment or Contingent Commitment, as the case may be, the amount of such increase and the date on or after which such Bank will agree to such Increase (the “Commitment Date”), which date shall be no sooner than 45 days after the Agent’s receipt of the Increase Request.  No Bank shall be obligated to increase its Commitment and/or Contingent Commitment pursuant to this Section 3.05 and any such increase shall be in the sole discretion of each Bank; provided that any failure to notify the Agent or the Borrowers shall be deemed to be a disapproval by such Bank of the Borrowers’ Increase Request.  If any Banks notify the Agent that they are willing to increase the amount of their respective Commitments and/or Contingent Commitment, as the case may be, the Agent shall allocate the increases requested by the Borrowers among the Banks which have so notified the Agent subject to the maximum increase agreed to by each Bank.  The date on which any such increase in the Commitments or Contingent Commitments becomes effective shall be the “Increase Date.”

(b)                                 Promptly following each Commitment Date, the Agent shall notify the Borrowers as to the amount, if any, by which the Banks are willing to participate in the requested increase.  If the aggregate amount by which the Banks are willing to increase their Commitment and/or Contingent Commitment, as the case may be, on any such Commitment Date is less than the requested amount, then any one or more Eligible Transferees designated by the Borrowers that agree to provide Commitments and/or Contingent Commitments for the shortfall may become party to this Agreement by executing and delivering a counterpart of this Agreement.

(c)                                  On each Increase Date, each Eligible Transferee that accepts an offer to participate in a requested Commitment increase in accordance with Section 3.05(b) shall become a Bank party to this Agreement as of such Increase Date and the Commitment and/or Contingent Commitment of each Bank agreeing to participate in such increase shall be increased as of such Increase Date by the amount set forth in its notice delivered to the Agent in accordance with Section 3.05(a) (or by the amount allocated to such Bank pursuant to the last sentence of Section 3.05(a)).

(d)                                 Notwithstanding the foregoing, any increase in the Commitment of a Part B Bank shall be subject to the prior written approval of each Part C Bank.

ARTICLE IV

PREPAYMENTS; PAYMENTS

Section 4.01.  Voluntary Prepayments.  The Borrowers shall have the right to prepay the Loans, without premium or penalty, in whole or in part from time to time, provided that the Borrowers shall give the Agent at its Notice Office at least three Business Days’ prior notice of its intent to prepay the Loans.

Section 4.02.  Mandatory Prepayments.  On each Pledged Reserve Repayment Date, an amount equal to 100% of the Pledged Reserves Account Funds with respect to which the Borrowers have delivered a Pledged Reserve Release Notice as required by Section 8.12 shall be applied as a mandatory prepayment of principal of outstanding Loans.

Section 4.03.  Method and Place of Payment.  All payments by the Borrowers to the Agent for the account of the Banks or any of them hereunder shall be fully earned when due and nonrefundable when paid and made in lawful currency of the United States and in immediately available funds.  Amounts payable to the Agent hereunder shall be transferred to the Agent’s account at:  Wachovia Bank, National Association, ABA #:  026-005-092, Account:  Bayerische Landesbank, New York Branch, Account #:  200-1935-3009-0, Reference:  FSA Line of Credit, (or to such other account of the Agent as the Agent may specify by written notice to the Borrowers) not later than 12:00 noon, New York, New York time, on the date payment is due.  Any payment received by the Agent after 12:00 noon, New York, New York time, shall be deemed to have been received by the Agent on the next Business Day.  If any payment hereunder is due on a day that is not a Business Day, then such payment shall be due on the immediately succeeding Business Day.  Payments received hereunder by the Agent for the account of the Banks shall, except as otherwise provided in this Section, be promptly distributed to each Bank in the same proportion that each Bank’s Commitment bears to the aggregate of all Banks’ Commitments.  Fees payable to any Defaulting Bank described in the last sentence of Section 3.01(a) which is a Part B Bank shall be applied to the payment of the obligations owed by such Bank to the Part C Banks with any excess to be paid to such Part B Bank.  Payments of principal and interest made by the Borrowers on any Loan which was made by or should have been made by a Part B Bank which is a Defaulting Bank shall be applied to the repayment of the principal of and interest (calculated as described in Section 2.06) on Loans advanced by the Part C Banks by reason of such Defaulting Bank’s default until such default is cured with any excess to be paid to such Part B Bank.  Amounts so distributed to the Part C Banks shall be made in the same proportion that each Part C Bank’s Contingent Commitment bears to the aggregate Contingent Commitments of all Part C Banks to the extent such Bank has met its Obligations under Section 2.01(b).  To the extent amounts paid by the Part B Bank which is a Defaulting Bank (or which would have been paid to such Bank if it were not Defaulting Bank) repays all amounts owed to a Part C Bank with respect to Defaulted Loans related to such Part B Bank, such Part B Bank shall be the owner of such Loan and shall be entitled to all rights and benefits hereunder with respect thereto.

Section 4.04.  Net Payments.

(a)                                  All payments made by the Borrowers hereunder or under any Note will be made without setoff, counterclaim or other defense.  Except as provided in Section 4.04(b) and Section 12.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payment (but excluding any tax imposed on or measured by the net income or gross income or gross receipts of any Bank (other than withholding taxes or taxes in lieu of withholding taxes) pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or lending office of such Bank is located or in which such Bank is organized or in which such Bank is doing business through a branch or office from which such jurisdiction treats a Loan as having been made) and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”).  If any Taxes are so levied or imposed, the Borrowers, jointly and severally, agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note.  The Borrowers, jointly and severally, agree to reimburse each Bank, upon its written request, which request shall show the basis for calculation of such reimbursement, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which its principal office or lending office is located or in which such Bank is organized or in which such Bank is doing business through a branch or office from which such jurisdiction treats a Loan as having been made as it shall determine are payable by it in respect of amounts paid to or on behalf of such Bank pursuant to the preceding sentence.  The Borrowers, shall furnish to the applicable Bank within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of any tax receipts available to the Borrowers evidencing such payment by the Borrowers.  The Borrowers, jointly and severally, agree to indemnify and hold harmless each Bank, and reimburse each Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

(b)                                 Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees (i) in the case of any such Bank that is a “bank” within the meaning of Section 881(c)(3)(A) of the Code and which constitutes a Bank hereunder on the Effective Date, to provide to the Borrowers and the Agent on or prior to the Effective Date two original signed copies of Service Form 4224 or Form 1001 certifying to such Bank’s entitlement to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, (ii) in the case of any such Bank that is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, that, to the extent legally entitled to do so, (A) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer) or a Replacement Bank under Section 3.04(b), upon the date of such assignment or transfer to such Bank, and (B) with respect to any such Bank, from time to time upon the reasonable written request of the Borrowers after the Effective Date, such Bank will provide to the Borrowers two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Bank’s entitlement to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, (iii) in the case of a Bank other than a Bank described in clause (i) or (ii) above on or prior to the Effective Date, to provide to the Borrowers (A) a certificate substantially in the form of Exhibit G hereto (any such certificate, a “Section 4.04(b)(iii) Certificate”) and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, certifying to such Bank’s legal entitlement at the date of such certificate (assuming compliance by the Borrowers with Section 8.13), to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and (iv) in the case of any such Bank (other than a Bank described in clause (i) or (ii) above), (A) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (B) with respect to any such Bank, from time to time upon the reasonable written request of the Borrowers after the Effective Date, to provide to the Borrowers such other forms as may be required in order to establish the entitlement of such Bank to an exemption from withholding with respect to payments under this Agreement and under any Note.  Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, the Borrowers shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to indemnify or pay the respective Bank additional amounts with respect thereto) for the account of any

Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to the Borrowers such forms required to be provided to the Borrowers pursuant to the first sentence of this Section 4.04(b).  Notwithstanding anything to the contrary contained in the preceding sentence and except as set forth in Section 12.04(b), the Borrowers, jointly and severally, agree to indemnify each Bank in the manner set forth in Section 4.04(a) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

(c)                                  If the Borrowers pay an additional amount pursuant to Section 4.04 and a Bank receives any refund of tax or credit against its tax liabilities as a result of such payment by the Borrowers, such Bank shall pay to the Borrowers an amount that such Bank determines, in its reasonable judgment, is equal to the net tax benefit obtained by such Bank as a result of such payment by the Borrowers.  Any such payment required pursuant to the immediately preceding sentence shall be accompanied by a schedule that sets forth the Bank’s basis for its calculation of such net tax benefit.  Whether or not a Bank claims any refund or credit shall be in the sole discretion of each Bank.  Nothing in this Section 4.04(c) shall require a Bank to disclose or detail its calculation of the amount of any tax benefit or any other amount to the Borrowers or any other Person (including, without limitation, any tax return) other than the provision of the schedule referred to above.

(d)                                 Payments by the Borrowers under this Section 4.04 shall only be due to the extent that payment is demanded by the Banks from other borrowers having similar obligations.

Section 4.05.  Limitations on Sources of Payment.  Notwithstanding any other provision of this Agreement or of any other Credit Document, the obligations of the Borrowers to make payments of principal and interest on the Loans and the Notes are limited recourse obligations of the Borrowers payable solely from the Pledged Recoveries, the Pledged Premiums, the Pledged Reserves Account Funds and the other Collateral described in the Security Agreement, and none of the Agent, the Collateral Agent, any Bank or any other Person shall be entitled to procure any money judgment against or to levy or foreclose upon or attach any other assets or properties of the Borrowers for payment of such obligations; provided, however, that nothing herein contained shall limit, restrict or impair the lien created by the Security Agreement or the right of any Bank to exercise any of its rights herein or in any of the other Credit Documents upon the occurrence of an Event of Default or otherwise, or to bring suit and obtain a judgment against the Borrowers or any of them (recourse thereon being limited only as to payment of principal and interest on the Loans and the Notes as provided in this Section 4.05).

ARTICLE V

CONDITIONS PRECEDENT TO EFFECTIVENESS

This Agreement shall become effective subject to the satisfaction (or waiver by the Banks) of the following conditions:

Section 5.01.  Execution of Agreement; Notes.  The Borrowers and each Bank shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at its Notice Office and there shall have been delivered to each Bank a Note executed by the Borrowers in the amount, maturity and as otherwise provided herein.

Section 5.02.  No Default; Representations and Warranties.  There shall exist no Default or Event of Default hereunder or under the 1997 Credit Agreement or the 1999 Credit Agreement (as defined herein) and all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date.

Section 5.03.  Opinions of Counsel.

(a)                                  The Agent shall have received an opinion addressed to it and the Banks and dated the Effective Date (i) from Bruce E. Stern, General Counsel of the Borrowers, covering the matters set forth in Exhibit C and (ii) from Kutak Rock LLP and in house German counsel to the Agent, and from counsel (including, if applicable, foreign counsel) to each Bank each in form and substance satisfactory to it.

(b)                                 Moody’s, S&P and the Borrowers shall have received an opinion addressed to each of them and dated the Effective Date from counsel to each Bank in form and substance satisfactory to each of them.

Section 5.04.  Corporate Documents; Proceedings.

(a)                                  The Agent shall have received a certificate, dated the Effective Date, signed by an Authorized Officer of each Borrower, and attested to by the Secretary or any Assistant Secretary of each Borrower, each in the form of Exhibit D with appropriate insertions, together with copies of the articles of incorporation and by laws of each Borrower and the resolutions of each Borrower referred to in each such certificate.

(b)                                 All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Agent, and it shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

(c)                                  Certificates in respect of each Borrower in form and substance satisfactory to the Agent, to the effect that each of them is in good standing in such jurisdiction.

Section 5.05.  Security Agreement.  Each Borrower shall have duly authorized, executed and delivered an Amended and Restated Pledge and Security Agreement in the form of Exhibit E (as modified, supplemented or amended from time to time, the “Security Agreement”) covering all of each Borrower’s present and future Collateral, together with:

(a)                                  executed copies of proper amendments to financing statements (Form UCC-3) to be filed under the UCC of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

(b)                                 evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement; and

(c)                                  evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

Section 5.06.  Covered Portfolio, Etc.  The Agent shall have received a certificate, dated the Effective Date, signed by an Authorized Officer of FSA, setting forth in reasonable detail as of March 31, 2005, (a) each Insured Obligation in the Covered Portfolio and each reinsurance agreement or similar arrangement which covers any material amount of such Insured Obligations, (b) each default by the issuer of any such Insured Obligation or other obligor with respect thereto which has formed or could form the basis of a claim under an Insurance Contract, (c) each default by any party to any such reinsurance agreement or similar arrangement, (d) each claim paid by a Borrower under any Insurance Contract with respect to such Insured Obligations, (e) the Borrowers’ reasonable estimate as of March 31, 2005 of the Average Annual Debt Service on the Covered Portfolio, (f) the Borrowers’ Cumulative Losses (stating separately any Permitted Reserves included therein) for the period from January 1, 1996 through March 31, 2005, and (g) the Borrowers’ reasonable estimate as of March 31, 2005 of Installment Premiums payable with respect to the Covered Portfolio.

Section 5.07.  Adverse Change, Rating, etc.

(a)                                  Nothing shall have occurred (and no Bank shall have become aware of any facts or conditions not previously known) which such Bank shall reasonably determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of such Bank, or on the ability of a Borrower to perform its obligations to such Bank or which has, or could reasonably be expected to have, a materially adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower.

(b)                                 All necessary governmental (domestic and foreign) and third-party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents and otherwise referred to herein or therein.  Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loans.

(c)                                  On the Effective Date, the Borrower’s Rating assigned to each Borrower by Moody’s and S&P shall be Aaa and AAA, respectively.

Section 5.08.  Litigation.  No litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection herewith or the transactions contemplated hereby, or with respect to any material Indebtedness of any Borrower or which any Bank shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of any Borrower.

Section 5.09.  Fees, Etc.  The Borrowers shall have paid to the Agent and to the Banks all costs, fees (including those described in Section 3.01) and expenses (including, without limitation, legal fees and expenses) payable to the Agent and/or the Banks to the extent then due.

All of the certificates, legal opinions and other documents and papers referred to in this Article V, unless otherwise specified, shall have been delivered to the Agent at its Notice Office.

ARTICLE VI

CONDITIONS PRECEDENT TO ALL CREDIT EVENTS

The Obligation of the Banks to make Loans is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

Section 6.01.  Loss Threshold Incurrence Date.  At or prior to the time of each such Credit Event, the Loss Threshold Incurrence Date shall have occurred.

Section 6.02.  Cumulative Losses.  After giving effect to such Credit Event, the aggregate principal amount of all Loans (other than those borrowed to establish or maintain Permitted Reserves which have been repaid and which were not used to pay Losses) made hereunder without regard to payments or prepayments shall not exceed Cumulative Losses in excess of the Loss Threshold Amount.

Section 6.03.  Principal Amount.  The principal amount of the requested Loan shall not exceed the sum of the Unutilized Commitments on the date the Loan is to be advanced.

Section 6.04.  Notice of Borrowing.  Prior to the making of each Loan, the Bank shall have received a Notice of Borrowing meeting the requirements of Section 2.03.

The acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by the Borrowers to each Bank that the conditions set forth in this Article have been satisfied on the date of such acceptance.

ARTICLE VII

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

In order to induce the Banks to enter into this Agreement, the Borrowers make the following representations, warranties and agreements as of the Effective Date, which shall survive the execution and delivery of this Agreement and the Notes (it being understood and agreed that any representation or warranty which expressly refers by its terms to a specified date shall be required to be true and correct in all material respect only as of such date):

Section 7.01.  Corporate Status.  Each Borrower and its Subsidiaries (a) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (b) has the power and authority to own its property and assets and to transact the business in which it is engaged and (c) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to qualify or be in good standing would not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowers and their Subsidiaries taken as a whole.

Section 7.02.  Corporate Power and Authority.  Each Borrower has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents.  Each Borrower has, or in the case of the Credit Documents other than this Agreement, by the Effective Date will have, duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes or, in the case of each such other Credit Document when executed and delivered, will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

Section 7.03.  No Violation.  Neither the execution, delivery or performance by the Borrowers of the Credit Documents to which any of them is a party, nor compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Loans (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Agreement) upon any of the Borrowers or any of their respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which any Borrower or any such Subsidiary is a party or by which any Borrower or any of their respective property or assets is bound or to which any Borrower may be subject or (c) will violate any provision of the

Articles of Incorporation or by laws of any of the Borrowers or any of their respective Subsidiaries.

Section 7.04.  Governmental Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date and except for the filing of UCC Financing Statements and continuation of statements), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (a) the execution, delivery and performance of any Credit Document to which any Borrower is a party or (b) the legality, validity, binding effect or enforceability of any such Credit Document.

Section 7.05.  Financial Statements; Financial Condition; Undisclosed Liabilities; Etc.

(a)                                  The consolidated balance sheets of the Parent and its Subsidiaries at December 31, 2004, the related consolidated statements of operations and cash flows of the Parent and its Subsidiaries for the fiscal year ended on such date and heretofore furnished to the Agent present fairly the consolidated financial condition of the Parent and its Subsidiaries at such date and the consolidated results of operations of the Parent and its Subsidiaries for the periods ended on such date.  All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied.  Since December 31, 2004, there has been no material adverse change in the business, operations, property, assets or condition (financial or otherwise) of the Parent or of the Borrowers and their Subsidiaries taken as a whole.

(b)                                 The financial statements of each Borrower as filed with the department of insurance in their respective states of incorporation for the years ended December 31, 2002, December 31, 2003 and December 31, 2004 heretofore furnished to the Agent present fairly for the period then ended, the financial condition of each Borrower as of the respective dates of such statements.  Such annual financial statements were prepared in accordance with the statutory accounting principles set forth in the applicable insurance law, all of the assets described therein were the absolute property of the Borrower in question at the dates set forth therein, free and clear of any liens or claims thereon, except as therein stated, and each such annual statement is a full and true statement of all the assets and liabilities and of the condition and affairs of each Borrower as of December 31 of the year covered thereby and of its income and deductions therefrom for the year ended on such date.  Since December 31, 2004, there has been no material adverse change in the business, operations, property, assets or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole.

(c)                                  Except as fully reflected in the financial statements delivered pursuant to Section 7.05(a), Section 7.05(b) or in Schedule II hereto, there were as of the Effective Date no liabilities or obligations with respect to each Borrower or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to any such Borrower or to such Borrower and its Subsidiaries taken as a whole.

Except as set forth in Schedule II hereto, as of the Effective Date, none of the Borrowers knows of any basis for the assertion against any Borrower or any of their respective Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Section 7.05(a) and Section 7.05(b) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrowers and their Subsidiaries taken as a whole.

Section 7.06.  Litigation.  There are no actions, suits or proceedings pending or, to the best knowledge of the Borrowers, threatened (a) with respect to any Credit Document or (b) that are reasonably likely to materially and adversely affect the business, operations, property, assets or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole.

Section 7.07.  True and Complete Disclosure.  All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrowers, or any of them, in writing to the Banks (including without limitation all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrowers, or any of them, in writing to the Banks will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

Section 7.08.  Use of Proceeds; Margin Regulations.  All proceeds of each Loan shall be used by the Borrowers only to establish and/or maintain Permitted Reserves in the Pledged Reserves Account and/or to pay or reimburse itself for the payment of Losses in respect of the Covered Portfolio and no part of the proceeds of any Loan will be used by any Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 7.09.  Tax Returns and Payments.  Each Borrower and their respective Subsidiaries has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Each Borrower and their respective Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of such Borrower) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

Section 7.10.  Compliance with ERISA.  Each Plan is in substantial compliance with applicable provisions of ERISA and the Code; no Reportable Event has occurred with respect to any Plan; no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither the Borrowers nor any Subsidiary nor ERISA Affiliate has

incurred any material liability to or on account of a Plan pursuant to Section 4062, 4063, 4064 or 4069 of ERISA which has not been satisfied in full or expects to incur any liability under any of the foregoing sections with respect to any such Plan; no condition exists which presents a material risk to any Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; neither the Borrowers nor any of their ERISA Affiliates are or have ever been a party to, or ever been required to make contributions to, or has terminated any multi employer plan (within the meaning of Section 4001(a)(3) of ERISA); no Lien imposed under the Code or ERISA on the assets of any Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrowers and their respective Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of any Borrower to perform its obligations under this Agreement.

Section 7.11.  Capitalization.  All outstanding shares of capital stock of each Borrower have been duly and validly issued, are fully paid and non assessable.  No Borrower has any outstanding securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

Section 7.12.  Subsidiaries.  On the Effective Date, the corporations listed on Schedule III are the only Subsidiaries of any of the Borrowers.  Schedule III correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of each Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

Section 7.13.  Compliance with Statutes, Etc.  Each Borrower and their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance’s as would not reasonably be expected to have, in the aggregate, a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole.

Section 7.14.  Investment Company Act.  No Borrower and none of their respective Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.15.  Public Utility Holding Company Act.  No Borrower and none of their respective Subsidiaries is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 7.16.  Compliance with Insurance Law.  FSA is duly licensed to transact business as a financial guaranty insurance corporation by the New York Insurance Department and FSAIC is duly licensed to transact business as a surety insurance company by the State of Oklahoma and (a) each Borrower has all other requisite federal, state and other governmental licenses, authorizations, permits, consents and approvals to conduct its insurance and other business as presently conducted and proposed to be conducted in each other jurisdiction in which it writes or issues policies of insurance (including without limitation any form of financial guaranty insurance, fidelity and surety insurance or credit insurance), surety bonds, guaranties, contracts of reinsurance or other undertakings similar to the foregoing (collectively, “Insurance Contracts”) or in which it conducts business, except for failures, if any, to have such licenses, authorizations, permits, consents and approvals which singly or in the aggregate could not reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of the Borrowers and their Subsidiaries taken as a whole or the ability of any Borrower to perform its obligations under this Agreement or any of the other Credit Documents, (b) each Borrower has made all filings of each of its forms of Insurance Contracts and of its rates and charges with all federal, state and administrative or governmental bodies required for the use thereof and has obtained all requisite approvals thereof, except for failures, if any, to file or to obtain such approvals which singly or in the aggregate could not reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of each Borrower or the ability of each Borrower to perform its obligations under this Agreement or any of the other Credit Documents, (c) each Borrower has duly established and maintains all reserves required under applicable federal, state and other laws, rules and regulations, except for failures, if any, to maintain reserves which could not reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of each Borrower or the ability of each Borrower to perform its obligations under this Agreement or any of the other Credit Documents, (d) each Borrower has duly filed all annual statements, financial statements and other information and reports required to have been filed with federal, state and other administrative or governmental body, except for failures, if any, to file which singly or in the aggregate could not reasonably be expected to have a material adverse effect on the business, assets, operations, property or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole or the ability of each Borrower to perform its obligations under this Agreement or any of the Credit Documents, and (e) each Borrower is in compliance (and has not received any notice from the Department or similar administrative or governmental body or an authorized representative thereof claiming that it is not in compliance) with the New York Insurance Law or Oklahoma Insurance Law, as applicable, and the regulations thereunder and with all other applicable federal, state and other laws relating to its insurance and other business, except with respect to failures, if any, to comply which singly or in the aggregate could not reasonably be expected to have a material adverse effect on the business, assets, operations, property or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole or the ability of each Borrower to perform its obligations under this Agreement or any of the other Credit Documents.

Section 7.17.  Covered Portfolio.  Substantially all of the Insured Obligations in the Covered Portfolio on the Effective Date were insured by the Borrowers under Insurance Contracts in accordance with the Borrowers’ underwriting criteria at the time in effect.  The Borrowers have, in respect of the Covered Portfolio, no reason to believe that their rights included among the Collateral are not valid and binding against the obligors thereunder in accordance with their respective terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and the availability of equitable remedies, except for such Collateral which, in the aggregate, could not reasonably be expected to have a material adverse effect on the right and ability of the Collateral Agent, in accordance with the Security Agreement, to realize upon the Collateral as a whole.  Attached as Schedule IV hereto is a list of all reinsurance agreements of the Borrowers with respect to the Covered Portfolio, all of which are the legal, valid, binding and enforceable obligations of the parties thereto in accordance with their terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and the availability of equitable remedies.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees that on and after the Effective Date and until the Commitments and Contingent Commitments have terminated and the Loans and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

Section 8.01.  Information Covenants.  FSA will furnish to the Agent and, upon the request of any Bank addressed to the Chief Financial Officer of FSA, to such Bank:

(a)                                  Quarterly Parent Financial Statements.  Within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Parent, the consolidated balance sheets of the Parent and its consolidated Subsidiaries as at the end of such quarterly period and the related consolidated statements of operations and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer of the Parent, subject to year end audit adjustments to the extent required by Form 10-Q.

(b)                                 Annual Parent Financial Statements.  Within 120 days after the close of each fiscal year of the Parent, the consolidated balance sheets of the Parent and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, stockholders’ equity and of cash flow for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated financial statements, by independent certified public accountants of recognized national standing or as reasonably acceptable to the Agent to the extent required by Form 10-K.

(c)                                  Quarterly and Annual Borrower Financial Statements.  Promptly, and in any event within 10 Business Days after the filing thereof, a copy of the annual statement for each calendar year and quarterly statements for each calendar quarter as filed with the Department or other then comparable agency of other applicable jurisdictions and the financial statements of FSA and, upon request of the Agent, FSAIC for such calendar year or quarter prepared in accordance with statutory accounting practices, accompanied by any and all letters, reports and/or certifications prepared by public accountants required to be filed with the Department or such other comparable agency, certified by the chief financial officer of each such Borrower as presenting fairly in accordance with statutory accounting principles applied (except as specifically set forth therein) on a basis consistent with prior periods, the information contained therein.

(d)                                 Officer’s Certificates.  At the time of the delivery of the financial statements provided for in Section 8.01(a), (b) and (c), a certificate of the Chief Financial Officer of FSA (i) listing the Insured Obligations in the Covered Portfolio (and if the Loss Threshold Incurrence Date has occurred identifying the Insurance Contracts with respect thereto) and calculating in reasonable detail as of the date of such financial statements (A) the Average Annual Debt Service on the Covered Portfolio, (B) if such date is prior to the Loss Threshold Incurrence Date, the Borrowers’ Cumulative Losses (stating separately any Permitted Reserves included therein) for the current Commitment Period, and (C) if such date is on or after the occurrence of the Loss Threshold Incurrence Date, (1) the date of the occurrence thereof, (2) evidence of the occurrence thereof, (3) the amount of Permitted Reserves as of the date of such financial statements, (4) the aggregate amount of Pledged Recoveries received by or for the account of any Borrower during the current Commitment Period on or prior to the date of such financial statements, (ii) to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, (iii) listing any changes in the underwriting criteria of the Borrowers approved by their underwriting committees of the board of directors of Parent since the delivery of the last certificate described in this paragraph, and (iv) listing the Losses referred to in Section 8.01(e)(v).

(e)                                  Notice of Default or Litigation.  Promptly, and in any event within five Business Days after an Authorized Officer obtains knowledge thereof, written notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding (including, without limitation, any investigation by or before the Department) pending (A) against any Borrower or any of its Subsidiaries which could reasonably be expected to have a materially adverse effect upon the business, operations, property, assets or condition (financial or otherwise) of such Borrower or any of its Subsidiaries or (B) with respect to any Credit Document, (iii) any other event which could reasonably be expected to have a materially adverse effect upon the business, operations, property, assets or condition (financial or otherwise) of any Borrower or any of its Subsidiaries, (iv) upon request any rating report received by any Borrower published by Moody’s, S&P or, if either Moody’s or S&P no longer rates the claims paying ability of any Borrower any other nationally recognized rating agency which, with the consent of such Borrower, rates the creditworthiness of obligations insured by such Borrower, (v) on a quarterly basis so long as Cumulative Losses during the Commitment Period is less than $25,000,000 each Loss, including without limitation, identification of the Insured Obligation with respect to which such Loss occurred, (vi) each default by the issuer of any Insured Obligation in the Covered Portfolio or other obligor with respect thereto which could form the basis of a claim exceeding $25,000,000 under an Insurance Contract and (vii) each default by any party to a reinsurance agreement or similar arrangement with any Borrower which covers any material amount of Insured Obligations in the Covered Portfolio.

(f)                                    Other Reports and Filings.  Promptly, copies of all financial information, proxy materials and other information and reports, if any, (without exhibits) which the Parent and/or Borrower shall file with the United States Securities and Exchange Commission or any governmental agencies substituted therefor (the “SEC”).

(g)                                 Other Information.  From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

Section 8.02.  Books, Records and Inspections.  Each Borrower will, and will cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted and/or statutory accounting principles, as applicable, and all requirements of law shall be made of all dealings and transactions in relation to its business and activities.  Each Borrower will, and will cause each of their respective Subsidiaries to, permit officers and designated representatives of the Agent to visit and inspect, under guidance of their respective officers, any of their respective properties, and to examine their respective books of record and account and discuss their affairs, finances and accounts, and be advised as to the same by, their officers, all at such reasonable times and intervals and to such reasonable extent as any Bank may request.

Section 8.03.  Maintenance of Property, Insurance.  Each Borrower will, and will cause each of their respective Subsidiaries to, (a) keep all property useful and necessary in its business in good working order and condition, (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (c) furnish to the Agent, upon its reasonable request, full information as to the insurance carried.

Section 8.04.  Corporate Franchises.  Each Borrower will, and will cause each of their respective Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent the withdrawal, lapse or termination by any of them of any right, franchise, license or patent or its qualification as a foreign corporation in any jurisdiction or shall prevent any of them from taking any other action where such withdrawal, lapse, termination or action could not reasonably be expected to have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole.

Section 8.05.  Compliance with Statutes, Etc.  Each Borrower will, and will cause each of their respective Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance’s as could not reasonably be expected to have, in the aggregate, a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole.

Section 8.06.  ERISA.  Promptly after an Authorized Officer of any Borrower has received notice or otherwise has knowledge thereof, it will deliver to the Agent written notice describing in reasonable detail the occurrence of any of the following:  that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA; or that the Borrowers, any of their Subsidiaries or ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063 or 4064 of ERISA.  Upon written request of the Agent, the Borrowers will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service.

Section 8.07.  Performance of Obligations.  Each Borrower will, and will cause each of their respective Subsidiaries to, perform all its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non performances as could not reasonably be expected to have in the aggregate a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole.

Section 8.08.  Use of Proceeds.  The Borrowers will use the proceeds of the Loans only to pay or reimburse itself for the payment of Losses (including establishing and/or maintaining Permitted Reserves in the Pledged Reserves Account) in respect of the Covered Portfolio.

Section 8.09.  Conduct of Business.  Each Borrower will and will cause each of their respective Subsidiaries to continue to engage in business of the same general type as conducted by it on the Effective Date.

Section 8.10.  Underwriting Criteria.  The Borrowers shall maintain their criteria for underwriting Insurance Contracts as in effect on the Effective Date with such changes therein as the Underwriting Committee of the Board of Directors of the Parent shall from time to time approve.  All Insured Obligations included within the Covered Portfolio shall comply with such criteria as in effect at the time insured or committed to be insured.

Section 8.11.  Collection of Pledged Recoveries and Pledged Premiums.  Each Borrower shall at all times use its commercially reasonable efforts to collect and otherwise realize upon all Pledged Recoveries and Pledged Premiums in compliance with applicable law and in a commercially reasonable manner.

Section 8.12.  Pledged Reserve Release Notice.  Each Borrower hereby acknowledges and agrees that if, at any time, it shall cease to maintain all or any portion of Permitted Reserves in respect of which Pledged Reserves Account Funds have been deposited in the Pledged Reserves Account, such Borrower as promptly as possible (and in any event within three Business Days) after it shall cease to maintain such Permitted Reserves shall give written notice thereof (each such notice, a “Pledged Reserve Release Notice”) to the Agent and the Collateral

Agent which notice shall provide the amount of such Pledged Reserves Account Funds that have been released.

Section 8.13.  Registry.  Each Borrower hereby covenants that it shall maintain a register substantially in the form of Exhibit H on which it will record the Commitment and Contingent Commitment from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans.  Upon the request of a Borrower, the Agent hereby agrees to use its reasonable efforts to provide to such Borrower such information not otherwise available to such Borrower, as such Borrower shall reasonably request from time to time in order to enable it to fulfill its obligations pursuant to this Section 8.13 and such Borrower shall have no obligation to make any such recordation until it receives such requested information from the Agent.  Without limiting the Borrowers’ obligations hereunder, such Borrower shall indemnify any Bank described in Section 4.04(b)(iii) for losses related to the withholding of taxes, including any interest and penalties thereon arising as a result of such Borrower’s failure to comply with this Section 8.13.

ARTICLE IX

NEGATIVE COVENANTS

Each Borrower covenants and agrees that on and after the Effective Date and until the Commitments and the Contingent Commitments have terminated and the Loans and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

Section 9.01.  Liens.  Each Borrower will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Pledged Recoveries, Pledged Premiums, Pledged Reserves Account Funds or other Collateral, provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(a)                                  the Lien in favor of the Banks under the Security Agreement or otherwise permitted thereunder;

(b)                                 inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

(c)                                  Liens in respect of property or assets of any Borrower or any of their respective Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, which relate to Indebtedness which has not been paid when due and payable in accordance with its terms and which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(d)                                 Liens securing liquidity support credit facilities entered into by FSA or any of its Subsidiaries from time to time in order solely to provide liquidity support for a specified transaction or transactions in which obligations are insured by FSA under an Insurance Contract, provided that such Liens in respect of each such transaction are limited to the interests of FSA in the collateral provided to FSA in connection with such transaction;

(e)                                  Liens in respect of statutory preference or priorities granted to certain claims under applicable insurance law;

(f)                                    Liens established in favor of the beneficiaries of reinsurance agreements other than Wholly Owned Subsidiaries of the Parent to the extent such Liens are established in the ordinary course of business or are otherwise within the parameters of industry practice; and

(g)                                 Liens represented by a financing statement to the extent such financing statement does not represent notice of a valid security interest and the Borrowers use their best efforts to file or cause to be filed a termination statement in respect thereof.

Section 9.02.  Consolidation, Merger, Sale of Assets, etc.  FSA and so long as it is a Borrower, FSAIC, will not, and will not permit any of their respective Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any substantial part of its property or assets (other than assets in its investment portfolio), or purchase or otherwise acquire (in one or a series of related transactions) all or substantially all of the property or assets (other than assets in its investment portfolio) (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, or permit any of such Subsidiaries so to do any of the foregoing, except that:

(a)                                  each Borrower and its Subsidiaries may in the ordinary course of business sell or lease assets including the sale of any Subsidiary the sale of which will not have a material adverse effect on the business, operations, property, assets or condition of the Borrowers and the Subsidiaries taken as a whole;

(b)                                 any Subsidiary may wind up its affairs or liquidate or dissolve into, and may consolidate or merge with or into, the related Borrower or any other Subsidiary of such Borrower;

(c)                                  the assets or stock of any Subsidiary of a Borrower may be purchased or otherwise acquired by such Borrower or any other Subsidiary of such Borrower;

(d)                                 any Borrower or any of their respective Subsidiaries may purchase or otherwise acquire all or substantially all of the properties or assets of any Person or acquire such Person by merger so long as (i) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, (ii) the consolidated net worth (determined in accordance with U.S. generally accepted accounting principles) of the effected Borrower and its Subsidiaries taken as a whole immediately after giving effect to such purchase, acquisition or merger is at least equal to 95% of its consolidated net worth immediately prior to such purchase, acquisition or merger and (iii) such purchase, acquisition or merger shall not result in any downgrading of the Borrower’s Rating assigned to such Borrower by Moody’s or S&P from that in effect immediately prior to such purchase, acquisition or merger and (iv) FSA shall deliver to the Agent a certificate of the Chief Financial Officer of FSA stating that such purchase, merger or acquisition complied with the conditions contained in this paragraph (d);

(e)                                  any Borrower and any of its Subsidiaries may convey, sell or otherwise dispose of any of their respective properties or assets so long as, immediately prior to the time of such disposition, the value of such properties or assets being disposed of does not exceed 10% of the aggregate value of the assets of the Borrowers and their Subsidiaries taken as a whole as such assets are carried on the consolidated balance sheet of the Borrowers and their Subsidiaries at such time;

(f)                                    any Borrower or any of its Subsidiaries may merge into another entity so long as (i) such merger is solely for the purpose of changing domicile, (ii) the surviving corporation assumes all obligations of such Borrower or Subsidiary under the Credit Documents and (iii) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto;

(g)                                 any Subsidiary of a Borrower may take any action not otherwise permitted hereunder so long as no Default or Event of Default has occurred and is continuing to the extent such action is not in any manner adverse to the security interest created pursuant to the Security Agreement or otherwise materially adverse to the Borrowers and their Subsidiaries taken as a whole or the Banks; and

(h)                                 intercompany transfers shall be permitted in accordance with applicable insurance law.

ARTICLE X

EVENTS OF DEFAULT

Upon the occurrence of any of the following specified events (each an “Event of Default”):

Section 10.01.  Payments.  The Borrowers shall (a) default in the payment when due of any principal of any Loan or any Note or (b) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or any Note or default, and such default shall continue unremedied for three or more Business Days after notice from the Agent, in the payment of any Fees or any other amounts owing hereunder or under any Note; or

Section 10.02.  Representations, etc.  Any representation, warranty or statement made by or on behalf of the Borrowers or any of them herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

Section 10.03.  Covenants.  Any Borrower shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.08, 8.09, 8.10, 8.11, 8.12 or Article IX, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 10.01 and 10.02 and clause (a) of this Section 10.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to any Borrower by the Agent or any Bank; or

Section 10.04.  Default Under Other Agreements.  Any Borrower or any of their respective Subsidiaries shall (a) default in the payment of any indebtedness owed to any Bank giving rise to an event of default under the documentation evidencing such indebtedness, (b) default in any payment of any Indebtedness (other than the Notes) for borrowed money in excess of $15,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (c) default in the observance or performance of any agreement or condition relating to any such Indebtedness for borrowed money beyond the grace period as provided therein (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of any such default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any Indebtedness for borrowed money of any Borrower or any of their respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required or optional prepayment, prior to the stated maturity thereof; or

Section 10.05.  Bankruptcy, Etc.  Any Borrower or any of their respective Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against any Borrower or any of their respective Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Borrower or any of their respective Subsidiaries, or any Borrower or any of their respective Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Borrower or any of their respective Subsidiaries, or there is commenced against any Borrower or any of their respective Subsidiaries any such proceeding which remains undismissed or unstayed for a period of 60 days, any Borrower or any of their respective Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Borrower or any of their respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Borrower or any of their respective Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by any Borrower or any of their respective Subsidiaries for the purpose of effecting any of the foregoing; or

Section 10.06.  ERISA.  Any Plan shall fail to maintain the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan shall have an Unfunded Current Liability; any Borrower or any of their respective Subsidiaries or ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan under Section 4062, 4063, 4064 or 4069 of ERISA, or any Borrower or any of their respective Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees (other than as required by Section 601 of ERISA); there shall result from any such event or events the imposition of a Lien upon the assets of any Borrower or any of their respective Subsidiaries, the granting of a security interest, or a liability or a material risk of incurring a liability, which Lien, security interest or liability, in the opinion of the Banks, will have a material adverse effect upon the business, operations, property, assets or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole; or

Section 10.07.  Security Agreement.

(a)                                  The Security Agreement or any provision thereof shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Banks, the Liens, rights, powers and privileges purported to be created thereby; or

(b)                                 Any Borrower shall otherwise default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Security Agreement and such default in the event of a default of payment obligations under Sections 2.02(a) and (b) of the Pledge and Security Agreement shall continue unremedied for a period of three Business Days after written notice thereof to any Borrower by the Agent or any Bank, and in the event of any other default shall continue unremedied for a period of 30 days after written notice thereof to any Borrower by the Agent or any Bank; or

Section 10.08.  Judgments.  One or more judgments or decrees shall be entered against the Borrowers or any of its Subsidiaries involving in the aggregate for any Borrower and its Subsidiaries a liability (not paid or fully covered by insurance) of $15,000,000 or more at any one time, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

Section 10.09.  Change of Control.  A Change of Control shall occur; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent may or shall upon direction from the Majority Banks, by written notice to the Borrowers, take the following actions to the extent permitted below (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice to any Borrower as specified below shall occur automatically without the giving of any such notice):  if any Event of Default has occurred and is continuing, the Agent may, in addition to any and all other remedies available at law or in equity, declare the principal of and any accrued interest in respect of all Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.  The Banks hereby further waive any Event of Default as specified in this Section 10.09 by reason of the acquisition of Financial Security Assurance Holdings Ltd. by Dexia S.A.

ARTICLE XI

THE AGENT

Section 11.01.  Appointment.  The Banks hereby designate Bayerische Landesbank, acting through its New York Branch, as Agent (for purposes of this Article XI, the term “Agent” shall also include Bayerische Landesbank, acting through its New York Branch in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents.  Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

Section 11.02.  Nature of Duties.  The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Agreement.  Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct.  The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

Section 11.03.  Lack of Reliance on the Agent.  Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (b) its own appraisal of the creditworthiness of the Borrowers and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.  The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrowers or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrowers or the existence or possible existence of any Default or Event of Default.

Section 11.04.  Certain Rights of the Agent.  If the Agent shall request instructions from the Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Majority Banks; and the Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Majority Banks.

Section 11.05.  Reliance.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

Section 11.06.  Indemnification.  To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Bank will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct.

Section 11.07.  The Agent in Its Individual Capacity.  With respect to its obligation to make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a “Bank” and may exercise the same rights and powers as though it was not performing the duties specified herein; and the term “Banks,” “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity.  The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower or any Affiliate of any Borrower as if they were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

Section 11.08.  Resignation by the Agent.

(a)           The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Borrowers and the Banks.  In the case of the resignation by the Agent, such resignation shall take effect upon the appointment of a successor Agent pursuant to clause (b) or (c) below or as otherwise provided below.

(b)           Upon any such notice of resignation by the Agent, the Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers (it being understood and agreed that any Bank is deemed to be acceptable to the Borrowers).

(c)           If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrowers, shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

(d)           If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent may appoint any other Bank which agrees to such appointment to act as successor Agent and if no Bank so agrees by the 30th Business Day after the date such notice was given by the Agent, the Agent’s resignation shall become effective on such 30th Business Day and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.

ARTICLE XII

MISCELLANEOUS

Section 12.01.  Payment of Expenses. Etc.  The Borrowers, jointly and severally, agree to:  (a) whether or not the transactions herein contemplated are consummated, pay all reasonable out of pocket costs and expenses (i) of the Agent (including, without limitation, the reasonable fees and disbursements of Kutak Rock LLP, counsel for the Agent) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and (ii) of the Agent and the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and the Banks); (b) pay and hold each Bank harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save such Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (c) except as otherwise provided in Section 4.05, indemnify each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, and reasonable costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not such Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

Section 12.02.  Right of Setoff.  Except as otherwise provided in Section 4.05, in addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights and to the extent permitted by applicable law, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special), and any other Indebtedness at any time held or owing by such Bank (including without limitation by branches and agencies of such Bank wherever located) to or for the credit or the account of any Borrower against and on account of the Obligations and liabilities of the Borrowers to such Bank under this Agreement or under any of the other Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured, provided however that (a) except to the extent provided in the next succeeding clause (b), no Bank is authorized hereunder to take any of the foregoing actions, nor shall any Bank exercise any other right of setoff or bankers’ lien or any other right now or hereafter granted under applicable law with respect to the Pledged Reserves Account or any portion of the Pledged Reserves Account Funds or any Collateral contained in the Pledged Reserves Account (each of the Agent, the Collateral Agent and each Bank hereby waiving, to the extent permitted by applicable law, any such right) and (c) from and after receipt by the Agent or the Collateral Agent of any Pledged Reserve Release Notice, the Agent, the Collateral Agent or any Bank is authorized to and may exercise, to the extent permitted by applicable law, any of such foregoing actions or such rights only with respect to the amount of Pledged Reserves Account Funds described in such Pledged Reserve Release Notice and the other Collateral contained in the Pledged Reserves Account in an amount equal to the interest and other earnings on such Pledged Reserves Account Funds.

Section 12.03.  Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, faxed, cabled or delivered:  if to any Borrower or Bank, at its address listed opposite its name on the signature page hereto; and if to the Agent at its Notice Office; or, as to any Bank or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent.  All such notices and communications shall not be effective until received by the Agent or the Borrowers.

Section 12.04.  Benefit of Agreement.

(a)           This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks and, provided further, that, any Bank may assign its rights and obligations hereunder or under the other Credit Documents as provided in this Section 12.04.  Any Bank may participate portions of its obligations hereunder and of the obligations of the Borrowers hereunder and under the Credit Documents to other financial institutions.  Notwithstanding such participation, such Bank shall not be relieved of its obligations hereunder.

(b)           Any Bank (or any Bank together with one or more other Banks) may assign all or a portion of its Commitment (or, if such Bank is a Part C Bank, all or any part of its Contingent Commitment) and related outstanding rights and Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank and, if applicable, a Part C Bank by execution of an Assignment and Assumption Agreement and delivery of such Assignment and Assumption Agreement to the Borrowers and the Agent, provided that (i) new Notes will be issued to such new Bank in the stated amount of its assumed Commitment (plus, if such Bank is to be a Part C Bank, such Bank’s Contingent Commitment) and to the assigning Bank in the stated amount of the Commitment (plus, if such Bank is to be a Part C Bank, such Bank’s Contingent Commitment) if any, retained by it upon the request of such new Bank or assigning Bank and the surrender of the Note previously issued to the assigning Bank (or the execution and delivery to the Borrowers of an indemnity satisfactory to the Borrowers), such new Notes to be in conformity with the requirements of Section 2.05 to the extent needed to reflect the revised Commitments and, if applicable, Contingent Commitments; (ii) such assignment shall not result in a downgrading of the Borrower’s Rating assigned to the Borrowers by Moody’s or S&P from that in effect immediately prior to such assignment; (iii) the assigning Bank shall provide notice of any such assignment to the Agent and the Borrowers and the Borrowers shall provide notice of same to Moody’s and S&P; (iv) the new Bank shall deliver a legal opinion addressed to each of the Borrowers, Moody’s and S&P dated the effective date of the applicable assignment to the effect that this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditor’s rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) as the same may be applied in the event of bankruptcy or similar proceedings with respect to such new Bank and as otherwise required by Moody’s and S&P; and (v) the Borrowers shall record the Commitment or Contingent Commitment, as applicable, of the assignee in the register maintained pursuant to Section 8.13.  To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment or Contingent Commitment, as applicable.  At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for

Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrowers in the case of a Bank described in clause (ii) or (iv) of Section 4.04(b), the forms described in such clause (ii) or (iv), as the case may be.  To the extent that an assignment of all or any portion of a Bank’s Commitment or Contingent Commitment, as applicable, and related outstanding Obligations pursuant to this Section 12.04(b) would at the time of such assignment, result in increased costs under Sections 2.07 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes in applicable law, or government rules, regulations, orders or requests after the date of the respective assignment).

(c)           Upon the execution and delivery of an Assignment and Assumption Agreement in accordance with, and subject to the restrictions of subsection (b) above, the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder and under the other Credit Documents have been assigned to it pursuant to such Assignment and Assumption Agreement, have the rights and obligations of a “Bank” hereunder and thereunder.

(d)           Any Bank claiming any amounts payable pursuant to Section 4.04 shall use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Bank) to designate another lending office for its Commitment (and, if such Bank is a Part C Bank, Contingent Commitment) or Loans or take such other action to minimize such amounts, as may be reasonably requested by the Borrowers, provided that such designation is made or such other action is taken on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage.

(e)           Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

(f)            Each Bank shall promptly notify the Borrowers of any change in the location of its applicable lending office.  In the event any Bank changes its applicable lending office, such change shall be treated as an assignment to a new Bank for purposes of Section 4.04(b) and so much of Section 12.04(b) as relates to Section 4.04.

Section 12.05.  No Waiver; Remedies Cumulative.  No failure or delay on the part of any Bank or the holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower and any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  Except as otherwise expressly provided herein or in any other Credit Document, the rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Bank would otherwise have.  No notice to or demand on the Borrowers in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

Section 12.06.  Calculations; Computations.

(a)           The financial statements to be furnished to the Banks pursuant to Section 8.01(a) and (b) shall be made and prepared in accordance with generally accepted accounting principles in the United States and the financial statements to be furnished to the Banks pursuant to Section 8.01(c) shall be made and prepared in accordance with statutory accounting principles, in each case consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Banks).

(b)           All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

Section 12.07.  Governing Law; Submission to Jurisdiction; Venue.

(a)           This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York.  Any legal action or proceeding against any Borrower with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, any Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Borrowers irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrowers at their addresses set forth opposite its signature below, such service to become effective 30 days after such mailing.  Except as otherwise provided in Section 4.05, nothing herein shall affect the right of the Agent or any Bank under this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

(b)           Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 12.08.  Obligation to Make Payments in Dollars.  Subject to the provisions of Section 4.05, the obligation of the Borrowers to make payment in Dollars of the principal of and interest on the Notes and any other amounts due hereunder or under any other Credit Document to the Payment Office of the Agent as provided in Section 4.03 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Agent at its Payment Office of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and all other amounts due hereunder or under any other Credit Document.  Subject to the provisions of Section 4.05, the obligation of the Borrowers to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document.

Section 12.09.  Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Agent.

Section 12.10.  Effectiveness.  This Agreement shall become effective on the date (the “Effective Date”) on which the Borrowers and the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at its Notice Office and the conditions set forth in Article V shall have been satisfied or waived by the Banks, as evidenced by a written notice by the Agent to the Borrowers confirming that the Agreement has become effective and setting forth the Effective Date.

Section 12.11.  Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 12.12.  Amendment or Waiver.  Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Majority Banks and the Agent; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than any Bank that is at the time of the proposed extension, release, amendment, reduction or consent a Defaulting Bank, provided, that in the case of clauses (a) and (b) below for which the consent of Defaulting Banks which shall have one or more Loans outstanding which are not Defaulted Loans as well as all other Banks shall be required) (a) extend the final maturity of any Loan or Note other than in accordance with Section 3.04 or 3.05 or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, or increase the Commitment or Contingent Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment or Contingent Commitment of any Bank), (b) release any material portion of the Collateral under any Security Document except as shall be otherwise provided in any Credit Document, (c) amend, modify or waive any provision of this Section 12.12, (d) reduce the percentage specified in the definition of Majority Banks, (e) consent to the assignment or transfer by the

Borrowers of any of its rights and obligations under any Credit Document or (f) amend the definition of Loss Threshold Incurrence Date or the Loss Threshold Amount other than to increase the dollar amount or the percentage specified therein.

Section 12.13.  Survival.  All indemnities set forth herein including, without limitation, in Sections 2.07, 4.04 and 12.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

Section 12.14.  Exclusions from Covered Portfolio.  Insured Obligations described below in this Section shall be excluded from the Covered Portfolio.

(a)           Any Insured Obligations which any Bank (or any Participant to whom such Bank has transferred, granted or assigned any participation in its rights and obligations hereunder and under the other Credit Documents) is, or upon the occurrence of any contingency would be, obligated to purchase under the terms of a line of credit, standby bond purchase agreement, letter of credit, liquidity agreement or similar agreement or arrangement and which is identified in a written notice specifying this Section 12.14(a) from the Agent to the Borrowers prior to the Effective Date or promptly following the date such Bank incurs such Obligation, such Insured Obligation shall, effective upon delivery of such notice by the Agent to the Borrowers, be excluded from the Covered Portfolio;

(b)           Insured Obligations excluded from the Covered Portfolio by the Borrowers and identified in a written notice from the Borrowers to the Agent specifying this Section 12.14; and

(c)           Insured Obligations issued after both (i) the occurrence of the Loss Threshold Incurrence Date and (ii) receipt by the Borrowers of written notice from the Agent identifying such Insured Obligations.

Section 12.15.  Confidentiality.  The Agent and each Bank agrees to keep any information delivered or made available by or on behalf of the Borrowers pursuant to this Agreement confidential from anyone other than its employees, directors, legal counsel, independent auditors, regulators and other advisors with a need to know such information in connection with the Loans contemplated hereby, provided that nothing herein shall prevent the Agent or any Bank from disclosing such information (a) to any other Bank or the Agent in connection with the Loans contemplated hereby; (b) in response to a subpoena or other order of a court or administrative agency, provided that the Agent or Bank, as applicable, shall promptly notify the Borrowers of such subpoena or other order and shall at the Borrowers’ direction and expense contest such subpoena or other order; (c) to the extent necessary in connection with the exercise of any remedy hereunder; (d) if such information is or becomes generally available to the public other than as a result of a disclosure by the Agent or a Bank prohibited by this Agreement; or (e) if such information is or becomes available to the Agent or Bank, as applicable, from a source other than the Borrowers that is not bound by an obligation of confidentiality to the Borrowers.

IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement as of the date and year first above written.

BORROWERS:

Address:		FINANCIAL SECURITY ASSURANCE INC.

350 Park Avenue
New York, NY 10022		By	/s/ Dennis H. Kim
Attention:	Chief Financial Officer	Name	Dennis H. Kim
	with a copy to General Counsel	Title	Treasurer

Address:		FSA INSURANCE COMPANY

350 Park Avenue
New York, NY 10022		By	/s/ Dennis H. Kim
Attention:	Chief Financial Officer	Name	Dennis H. Kim
	with a copy to General Counsel	Title	Treasurer

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AGENT:

Address:		BAYERISCHE LANDESBANK, Acting
Through Its New York Branch
Bayerische Landesbank
New York Branch
560 Lexington Avenue		By	/s/ Patricia M. Healy
New York, NY 10022		Name	Patricia M. Healy
Attention:	Mr. Joseph C. Campagna	Title	Vice President
First Vice President and
Manager Public Finance
Telephone:	(212) 310-9943	By	/s/ Norman McClave
Facsimile:	(212) 230-9114	Name	Norman McClave
		Title	First Vice President

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BANKS:

Address:		BAYERISCHE LANDESBANK, Acting
Through Its New York Branch
Bayerische Landesbank
New York Branch
560 Lexington Avenue		By	/s/Patricia M. Healy
New York, NY 10022		Name	Patricia M. Healy
Attention:	Mr. Joseph C. Campagna	Title	Vice President
First Vice President and
Manager Public Finance
Telephone:	(212) 310-9943	By	/s/ Norman McClave
Facsimile:	(212) 230-9114	Name	Norman McClave
		Title	First Vice President
Wire Transfer Instructions:

Wachovia Bank, National Association
ABA#: 026-005-092
Acct. Name:	Bayerische Landesbank,
New York Branch
Account #:	200-1935-3009-0
Reference:	FSA Line of Credit

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Address:		LANDESBANK HESSEN-THÜRINGEN
GIROZENTRALE, Acting Through
For Credit Issues:		Its New York Branch

Landesbank Hessen-Thüringen Girozentrale
New York Branch		By	/s/ Patricia A. South
420 Fifth Avenue		Name	Patricia A. South
New York, NY 10018-2729		Title	Senior Vice President
Attention:	Manager-Public Finance		Financial Institutions & International
	Department		Public Finance
Telephone:	(212) 703-5306
Facsimile:	(212) 703-5256
		By	/s/ Irina Rakhlis
For Administrative Issues:		Name	Irina Rakhlis
		Title	Credit Analyst
Landesbank Hessen-Thüringen Girozentrale
New York Branch
420 Fifth Avenue
New York, NY 10018-2729
Attention:	Ms. Gudrun Dronca
Public Finance Department
Telephone:	(212) 703-5244
Facsimile:	(212) 703-5256

Wire Transfer Instructions:

Citibank, New York
ABA #:	021-000-089
Account Name: HELABA, New York
Account #:	36146001
Reference:	FSA
Attn.:	Ms. Gudrun Dronca

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Address:		DEUTSCHE BANK AG, New York Branch

Deutsche Bank Securities
60 Wall Street		By	/s/ John McGill
New York, NY 10005		Name	John McGill
Attention:	Ms. Ruth Leung	Title	Director
Portfolio Manager - North
American Insurance Companies
Telephone:	(212) 250-8650	By	/s/ Brett Hanmer
Facsimile:	(212) 797-0270	Name	Brett Hanmer
		Title	Vice President

Wire Transfer Instructions:

To:	Federal Reserve Bank of New York
ABA:	021001033
A/C:	Bankers Trust New York
FFC:	Deutsche Bank NY Loan Operations
A/C:	60200119
Attn:	Victor Colon
Ref:	FSA

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Address:		KBC BANK N.V.

KBC Bank N.V.
New York Branch		By	/s/ Christine B. Park
10th Floor		Name	Christine B. Park
125 West 55th Street		Title	Associate
New York, NY 10019
Attention:	Ms. Christine Park
Telephone:	(212) 541-0731	By	/s/ Robert Snauffer
Facsimile:	(212) 541-0793	Name	Robert Snauffer
		Title	First Vice President

Wire Transfer Instructions:

The Bank of New York
ABA # 021-000-018
Acct. Name: KBC Bank N.V., NY Branch
Acct. #:	802-301-5618
Ref:	FSA
Attn.:	Loan Administration

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Address:		NORDDEUTSCHE LANDESBANK
GIROZENTRALE, New York and/or Cayman
Norddeutsche Landesbank Girozentrale		Islands Branch
New York Branch
37th Floor
1114 Avenue of the Americas		By	/s/ Stephen K. Hunter
New York, NY 10036		Name	Stephen K. Hunter
Attention:	Ms. Stephanie Finnen	Title	Senior Vice President
Telephone:	(212) 812-6806
Facsimile:	(212) 812-6860
		By	/s/ Stephanie Finnen
		Name	Stephanie Finnen
Wire Transfer Instructions:		Title	Vice President

Chase Manhattan Bank, New York
ABA #: 021-000-021
Acct. Name: Nord LB, NY Branch
Acct. #: 001-135-2382
Ref.: FSA
Attn.: Mr. Matthew Hamel
Telephone: (212) 812-6809

[Signatures continued on following page]

[Signature page to Credit Agreement]

Address:		LANDESBANK BADEN-WÜRTTEMBERG, Acting Through Its New York Branch
Landesbank Baden-Württemberg
New York Branch
West Building, 31st Floor		By	/s/ Gary Valente
280 Park Avenue		Name	Gary Valente
New York, NY 10017		Title	Vice President
Attention:	Mr. Gary Valente
Telephone:	(212) 584-1786
Facsimile:	(212) 584-1799	By	/s/ Ronald Bertolini
		Name	Ronald Bertolini
		Title	General Manager
With a copy to:

Landesbank Baden-Württemberg
New York Branch
West Building, 31st Floor
280 Park Avenue
New York, NY 10017
Attention:	Ms. Claudia Rothe
Ms. Bette Smolen
Telephone:	(212) 584-1720
(212) 584-1721
Facsimile:	(212) 584-1729

Wire Transfer Instructions:

JPMorgan Chase Bank, New York
ABA#:	021-000-021
In Favor
of:	Landesbank Baden-Württemberg,
New York Branch
Acct#:	400-806-800
Ref:	FSA Soft Cap Line of Credit

[Signatures continued on following page]

[Signature page to Credit Agreement]

Address:		THE BANK OF NEW YORK

The Bank of New York
Global Insurance Division		By	/s/ Sree Ganesan
17th Floor		Name	Sree Ganesan
One Wall Street		Title	Vice President
New York, NY 10286
Telephone:	(212) 635-1064
Facsimile:	(212) 809-9520
Attention:	Mr. David Trick
Vice President

With a copy to:

The Bank of New York
Global Insurance Division
17th Floor
One Wall Street
New York, NY 10286
Telephone:	(212) 635-7752
Facsimile:	(212) 809-9520
Attention:	Ms. Annette Harewood

Wire Transfer Instructions:

Domestic & Eurodollar
The Bank of New York
101 Barclay Street
ABA#: 021000018
Loan Service Dept.
BBK#: GLA 111556
Ref: FSA Soft Cap Line of Credit

[Signatures continued on following page]

[Signature page to Credit Agreement]

This Agreement is executed by The Bank of Nova Scotia to effectuate the amendment and restatement of the 1999 Credit Agreement and upon execution and delivery of this Agreement the commitment of The Bank of Nova Scotia shall be terminated.

Address:		THE BANK OF NOVA SCOTIA, New York
Agency
The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006		By	/s/ Todd Meller
Attn:	Mr. David Schwartzbard, Director	Name	Todd Meller
Telephone:	(212) 225-5221	Title	Managing Director
Facsimile:	(212) 225-5090

Wire Transfer Instructions:

The Bank of Nova Scotia,
New York Agency
ABA: 026-002-532
Attn: Loan Accounting

[Signatures continued on following page]

[Signature page to Credit Agreement]

Notice Address:		KEYBANK NATIONAL ASSOCIATION

Credit Contact:

KeyBank National Association		By	/s/ Mary K. Young
127 Public Square		Name	Mary K. Young
Cleveland, OH 44114		Title	Vice President
Attn:	Ms. Mary K. Young
Vice President and Portfolio Manager
Telephone:	(216) 689-4443
Facsimile:	(216) 689-4981

Operations Contact:

KeyBank National Association
127 Public Square
Cleveland, OH 44114
Attn:	Madhu Pandya
Deal Administrator
Telephone:	(216) 689-5277
Facsimile:	(216) 689-5962

Back-up Contact:

KeyBank National Association
127 Public Square
Cleveland, OH 44114
Attn:	Ms. Margie Vacca
Deal Administrator
Telephone:	(216) 689-3580
Facsimile:	(216) 689-5962

Wire Transfer Instructions:

Bank Name: KeyBank National Association
ABA#: 041 001 039
City, State: Cleveland, OH
Account #: 1140228209035
Attn.: KCIBIQ/FINANCIAL SECURITY
ASSURANCE

SCHEDULE I

COMMITMENTS

PART A

Name	Commitment

Bayerische Landesbank, New York Branch	$115,000,000
Landesbank Hessen-Thüringen Girozentrale, New York Branch	50,000,000
Deutsche Bank AG, New York Branch	45,000,000
KBC Bank N.V.	20,000,000
Landesbank Baden-Württemberg, New York Branch	40,000,000
The Bank of New York	20,000,000
Norddeutsche Landesbank Girozentrale, New York Branch	35,000,000
KeyBank National Association	25,000,000

Total:	$350,000,000

PART B

Part B Banks

Landesbank Hessen-Thüringen Girozentrale, New York Branch

Deutsche Bank AG, New York Branch

KBC Bank N.V.

The Bank of New York

Norddeutsche Landesbank Girozentrale, New York Branch

KeyBank National Association

Landesbank Baden-Württemberg, New York Branch

PART C

Part C Banks and Contingent Commitments

Name	Contingent Commitment

Bayerische Landesbank, New York Branch	$83,700,000
Total	$83,700,000

I-2

SCHEDULE II

UNDISCLOSED LIABILITIES

[None]

SCHEDULE III

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation	Owner(s) of Equity Interests Therein	Percentage Ownership

FSA Insurance Company	Oklahoma	FSA	100%

Financial Security Assurance International Ltd.	Bermuda	FSAIC	100% (Common Shares Only)

Financial Security Assurance of Oklahoma, Inc.	Oklahoma	FSAIC	100%

Financial Security Assurance (U.K.) Limited	England	FSAIC	100%

SCHEDULE IV

LIST OF REINSURANCE AGREEMENTS

SCHEDULE IV

REINSURANCE AGREEMENTS

WITH RESPECT TO THE COVERED PORTFOLIO

REINSURANCE AGREEMENTS WITH RESPECT TO CESSIONS OF

THE COVERED PORTFOLIO BY FINANCIAL SECURITY ASSURANCE INC. AND ITS SUBSIDIARIES(1)

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENT (3)
Quota Share Treaty	Financial Security Assurance Inc. (“FSA”)	Radian Asset Assurance Inc. (formerly known as Asset Guaranty Insurance Co.)	10/1/88 - 12/31/89	Reinsurance Agreement
Quota Share Treaty	FSA and its subsidiaries	Radian Asset Assurance Inc. (formerly Radian Reinsurance Inc., formerly known as Enhance Reinsurance Co., which was merged into this company in 2004)	12/31/86 - 12/31/87	Reinsurance Agreement
Quota Share Treaty	FSA and its subsidiaries	Radian Asset Assurance Inc.	1/1/88 - 12-31-89	Reinsurance Agreement
Quota Share Treaty	FSA and its subsidiaries	Assured Guaranty Corp. (formerly known as ACE Guaranty Inc, ACE Guaranty Re Inc. and Capital Reinsurance Co.) (assumed from United States Fidelity Guaranty Co. (“USF&G”))	1/1/88 - 12/31/89	Reinsurance Agreement and assumption documents
Quota Share Treaty No. QS-2 (1/1/90) (con’d)	FSA and its subsidiaries	Radian Asset Assurance Inc.	1/1/90 - 12/31/91	Interests and Liabilities Contract and Treaty
		Abeille Reassurances	1/1/90 - 12/31/95	Interests and Liabilities Contract and Treaty
		Assurred Guaranty Corp. (including assumption from USF&G)	1/1/90 - Present	Interests and Liabilities Contract and Treaty and assumption documents
		BluePoint Re Ltd.	1/1/05 - Present	Interests and Liabilities Contract and Treaty

3

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
Quota Share Treaty No. QS-2 (1/1/90) (con’d)		Employers Reinsurance Co.	1/1/97 - 12/31/99	Interests and Liabilities Contract and Treaty
		Frankona Reinsurance Co.	1/1/94 - 12/31/96	Interests and Liabilities Contract and Treaty
		Pohjola Insurance Co., Ltd.	1/1/90 - 12/31/94	Interests and Liabilities Contract and Treaty
		Radian Asset Assurance Inc.	1/1/90 - Present	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/99 - Present	Interests and Liabilities Contract and Treaty
		Royal Reinsurance Co., Ltd.	1/1/90 - 12/31/92	Interests and Liabilities Contract and Treaty
		Odyssey Reinsurance Co. (formerly known as Skandia America Reinsurance Corp.)	1/1/90 - 12/31/91	Interests and Liabilities Contract and Treaty
		Swiss Reinsurance Company	1/1/04 - Present (2005 pending)	Interests and Liabilities Contract and Treaty
		The Tokio Marine & Nichido Fire Insurance Co., Ltd. (formerly, The Tokio Marine & Fire Insurance Co., Ltd.)	1/1/91 - Present	Interests and Liabilities Contract and Treaty
		Trade Indemnity plc	1/1/90 - 12/31/95	Interests and Liabilities Contract and Treaty
		Cie Transcontinentale de Reassurance	1/1/90 - 12/31/96	Interests and Liabilities Contract and Treaty

4

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
Quota Share Treaty No. QS-2 (1/1/90) (cont’d		Trygg-Hansa Insurance Co. Ltd.	1/1/90 - 12/31/93. FSA re-assumed the cessions as of 5/31/99.	Interests and Liabilities Contract and Treaty
		Winterthur Swiss Insurance Co.	1/1/90 - 12/31/94. FSA re-assumed the cessions as of 11/1/96.	Interests and Liabilities Contract and Treaty
Quota Share Treaty No. QS-3 (MB 1/1/90)	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd. and Financial Security Assurance International Ltd.)	Assured Guaranty Corp. (including assumption from USF&G)	11/1/90 - Present	Interests and Liabilities Contracts and Treaty and assumption documents
		BluePoint Re Ltd.	1/1/05 - Present	Interests and Liabilities Contract and Treaty
		Radian Asset Assurance Inc.	11/1/90 - Present	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/99 - Present	Interests and Liabilities Contract and Treaty
		Swiss Reinsurance Company	1/1/04 - Present (2005 pending)	Interests and Liabilities Contract and Treaty
		The Tokio Marine & Nichido Fire Insurance Co., Ltd.	1/1/91 - Present	Interests and Liabilities Contract and Treaty
1998 1st and 2nd Loss U.S. Mortgage-backed Treaty	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd.)	Radian Asset Assurance Inc. (formerly Asset Guaranty Insurance Co.)	1/1/98 - 12/31/98	Interests and Liabilities Contract and Treaty
		Assured Guaranty Corp. and Assured Guaranty Re Overseas Ltd. (formerly ACE Capital Re Overseas Ltd. and Capital Credit Reinsurance Co. Ltd.)	1/1/98 - 12/31/98	Interests and Liabilities Contract and Treaty

5

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
1998 1st and 2nd Loss U.S. Mortgage-backed Treaty (con’d)		XL Insurance Ltd.	1/1/98 - 12/31/98	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
		XL Insurance Ltd and XL Financial Assurance Ltd.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
		AXA Re Finance S.A.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
1999 1st, 2nd and 3rd Loss U.S. Automobile Loan-backed Treaty	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd.)	American Re-Insurance Co.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
		AXA Re Finance, SUCURSAL NA MADEIRA S.A.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
		Assured Guaranty Corp.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
		Radian Asset Assurance Inc.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
		XL Insurance Ltd and XL Financial Assurance Ltd.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
1999 1st, 2nd and 3rd Loss U.S. Multifamily Housing Treaty	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd.)	Assured Guaranty Corp.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
		Radian Asset Assurance Inc.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty

6

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
1999 1st, 2nd and 3rd Loss U.S. Multifamily Housing Treaty		RAM Reinsurance Co. Ltd.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
		XL Insurance Ltd. and XL Financial Assurance Ltd.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
1999 1st, 2nd and 3rd Loss CBO/CLO Treaty	FSA and its subsidiaries	American Re-Insurance Co.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
		Assured Guaranty Corp.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
		XL Insurance Ltd. and XL Financial Assurance Ltd.	1/1/99 - 12/31/99	Interests and Liabilities Contract and Treaty
AmeriCredit Spread Account Replacement Reinsurance Treaty	FSA and its subsidiaries	American Re-Insurance Co.	5/1/99 - 12/31/00	Treaty Placement Memorandum
AmeriCredit Spread Account Replacement Reinsurance Treaty	FSA and its subsidiaries	XL Insurance Ltd.	5/1/99 - 12/31/00	Treaty Placement Memorandum
Emerging Market CBO/CLO Quota Share and Aggregate Excess of Loss Treaty	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd.	American Re-Insurance Co.	11/30/99 - 10/31/04	Interests and Liabilities Contract and Treaty
		Assured Guaranty Corp.	1130/99 - 12/31/04	Interests and Liabilities Contract and Treaty
		Radian Asset Assurance Inc.	11/30/99 - 12/31/04	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	11/30/99 - 12/31/04	Interests and Liabilities Contract and Treaty
		XL Insurance Ltd. and XL Financial Assurance Ltd.	11/30/99 - 12/31/04	Interests and Liabilities Contract and Treaty

7

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
2000 1st, 2nd and 3rd Loss U.S. Mortgage-backed Treaty	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd.)	American Re-Insurance Co.	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty (pending)
		AXA Reassurance S.A. (1st & 2nd Layers only)	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty
		Assured Guaranty Corp.A	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty
		Radian Asset Assurance Inc.	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty
		XL Insurance Ltd.	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty
2000 1st, 2nd, 3rd% & 4th Loss U.S. Automobile Loan-backed Treaty	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd.)	American Re-Insurance Co.	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty
		AXA Reassurance S.A. (1st & 2nd Layers only)	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty
		Assured Guaranty Corp.	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty
		Radian Asset Assurance Inc.	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty
		XL Insurance Ltd.	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty

8

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
2000 1st, 2nd and 3rd Loss U.S. Multifamily Housing Treaty	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd.)	Assured Guaranty Corp.	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty
		Radian Asset Assurance Inc.	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty
		XL Insurance Ltd. and XL Financial Assurance Ltd.	1/1/00 - 12/31/00	Interests and Liabilities Contract and Treaty
2000 1st, 2nd and 3rd Loss CBO/CLO Treaty	FSA and its subsidiaries	American Re-Insurance Co.	1/1/00 - present	Interests and Liabilities Contract and Treaty
		Assured Guaranty Corp.	1/1/00 - present	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/00 - present	Interests and Liabilities Contract and Treaty
		XL Insurance Ltd.	1/1/00 - present	Interests and Liabilities Contract and Treaty
AmeriCredit Spread Account Replacement Reinsurance Treaty II	FSA and its subsidiaries	American Re-Insurance Co.	6/10/00 - 12/31/02	Treaty Placement Memorandum
		XL Financial Assurance Ltd.	6/10/00 - 12/31/02	Treaty Placement Memorandum
		ACE American Insurance Co. (replaced by XL Financial Assurance Ltd.)	8/10/00 - 12/31/02	Treaty Placement Memorandum
		Gerling Global International Reinsurance Company, Ltd. (replaced by XL Financial Assurance Ltd.)	8/10/00 - 12/31/02	Treaty Placement Memorandum

9

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
Long Beach Spread Account Replacement Treaty	FSA and its subsidiaries	Gerling Global International Reinsurance Company, Ltd.	11/20/00 - 12/30/01	Treaty Placement Memorandum
2001 1st, 2nd and 3rd Loss U.S. Mortgage-backed Treaty	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd.)	American Re-Insurance Co.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		AXA Reassurance S.A. (1st & 2nd Layers only)	1/1/01- 12/31/01	Interests and Liabilities Contract and Treaty
		Assured Guaranty Corp.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		Radian Asset Assurance Inc.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		The Tokio Marine & Nichido Fire Insurance Co., Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		XL Financial Assurance Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
2001 1st, 2nd, 3rd% & 4th Loss U.S. Automobile Loan-backed Treaty	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd.)	American Re-Insurance Co.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		AXA Reassurance S.A. (1st & 2nd Layers only)	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		Assured Guaranty Corp.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		Radian Asset Assurance Inc.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		The Tokio Marine & Nichido Fire Insurance Co., Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty

10

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
2001 1st, 2nd, 3rd% & 4th Loss U.S. Automobile Loan-backed Treaty (con’t)		RAM Reinsurance Co. Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		XL Financial Assurance Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
2001 1st, 2nd and 3rd Loss U.S. Multifamily Housing Treaty	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd.)	Assured Guaranty Corp.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		Radian Reinsurance Inc.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		The Tokio Marine & Nichido Fire Insurance Co., Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		XL Financial Assurance Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
2001 1st, 2nd and 3rd Loss CBO/CLO Treaty	FSA and its subsidiaries	American Re-Insurance Co.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		Assured Guaranty Corp.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		The Tokio Marine & Fire Insurance Co., Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		XL Financial Assurance Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty

11

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
2001 1st, 2nd , 3rd and 4th Loss International Project Treaty	FSA and its subsidiaries	American Re-Insurance Co.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		Assured Guaranty Corp.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		Radian Asset Assurance Inc.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		Swiss Reinsurance Co.	1/1/03 - 12/31/03	Interests and Liabilities Contract and Treaty
		The Tokio Marine & Nichido Fire Insurance Co., Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
		XL Financial Assurance Ltd.	1/1/01 - 12/31/01	Interests and Liabilities Contract and Treaty
2002 1st, 2nd and 3rd Loss U.S. Mortgage-backed Treaty	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd.)	American Re-Insurance Co.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		ACE American Insurance Co.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		The Tokio Marine & Nichido Fire Insurance Co., Ltd.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		RAM Reinsurance Co. Ltd.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		XL Financial Assurance Ltd.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)

12

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
2002 1st, 2nd, 3rd% & 4th Loss U.S. Automobile Loan-backed Treaty	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd.)	American Re-Insurance Co.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		ACE American Reinsurance Co.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		The Tokio Marine & Nichido Fire Insurance Co., Ltd.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		RAM Reinsurance Co. Ltd.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		XL Financial Assurance Ltd	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
2002 1st, 2nd and 3rd Loss CBO/CLO Treaty	FSA and its subsidiaries	American Re-Insurance Co.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		Assured Guaranty Corp.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		RAM Reinsurance Co. Ltd.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		The Tokio Marine & Nichido Fire Insurance Co., Ltd.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		XL Financial Assurance Ltd	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)

13

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
2002 1st, 2nd , 3rd and 4th Loss International Project Treaty	FSA and its subsidiaries	American Re-Insurance Co.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty(pending)
		Assured Guaranty Corp.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		Radian Asset Assurance Inc.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		Swiss America Reinsurance Co.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		The Tokio Marine & Nichido Fire Insurance Co., Ltd.	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
		XL Financial Assurance Ltd	1/1/02 - 12/31/02	Interests and Liabilities Contract and Treaty (pending)
AmeriCredit Spread Account Replacement Reinsurance Treaty III	FSA and its subsidiaries	American Re-Insurance Co.	10/10/02 - 12/31/03	Treaty Placement Memorandum (pending)
		XL Insurance Ltd	10/10/02 - 12/31/03	Treaty Placement Memorandum (pending)
		Partner Reinsurance Co., Ltd.	10/10/02 - 12/31/03	Treaty Placement Memorandum (pending)
2003 1st and 2nd U.S. Asset-backed (mortgages and autos) Treaty (pending)	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd.)	American Re-Insurance Co.	1/1/03 - 12/31/03	Interests and Liabilities Contract and Treaty (pending)
		The Tokio Marine & Nichido Fire Insurance Co., Ltd.	1/1/03 - 12/31/03	Interests and Liabilities Contract and Treaty (pending)
		XL Financial Assurance Ltd	1/1/03 - 12/31/03	Interests and Liabilities Contract and Treaty (pending)

14

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
2003 1st, 2nd , 3rd and 4th Loss International Project Treaty	FSA and its subsidiaries	American Re-Insurance Co.	1/1/03 - 12/31/03	Interests and Liabilities Contract and Treaty
		Assured Guaranty Corp.	1/1/03 - 12/31/03	Interests and Liabilities Contract and Treaty
		Radian Asset Assurance Inc.	1/1/03 - 12/31/03	Interests and Liabilities Contract and Treaty
		RAM Reinsurance Co. Ltd.	1/1/03 - 12/31/03	Interests and Liabilities Contract and Treaty
		Swiss America Reinsurance Co.	1/1/03 - 12/31/03	Interests and Liabilities Contract and Treaty
		The Tokio Marine & Nichido Fire Insurance Co., Ltd.	1/1/03 - 12/31/03	Interests and Liabilities Contract and Treaty
		XL Financial Assurance Ltd	1/1/03 - 12/31/03	Interests and Liabilities Contract and Treaty
2003-04Surplus Share Treaty – Project Finance and Healthcare	FSA and its subsidiaries	Ambac Indemnity Corpl	10/1/03 - 9/30/04	Treaty
2004 1st and 2nd U.S. Asset-backed (mortgages and autos) Treaty	FSA and its subsidiaries (except Financial Security Assurance (U.K.) Ltd.)	The Tokio Marine & Fire Insurance Co., Ltd.	1/1/04 - 12/31/04	Interests and Liabilities Contract and Treaty
		XL Financial Assurance Ltd	1/1/04 - 12/31/04	Interests and Liabilities Contract and Treaty
2004 1st, 2nd , 3rd and 4th Loss International Project Treaty	FSA and its subsidiaries	Assured Guaranty Corp.	1/1/04 - 12/31/04	Interests and Liabilities Contract and Treaty
		Assured Guaranty Re International Ltd..	1/1/04 - 12/31/04	Interests and Liabilities Contract and Treaty

15

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
2004 1st, 2nd , 3rd and 4th Loss International Project Treaty (con’t)		Radian Asset Assurance Inc.	1/1/04 - 12/31/04	Interests and Liabilities Contract and Treaty
		Swiss Reinsurance Co.	1/1/04 - 12/31/04	Interests and Liabilities Contract and Treaty
		The Tokio Marine & Nichido Fire Insurance Co., Ltd.	1/1/03 - 12/31/03	Interests and Liabilities Contract and Treaty (pending)
		XL Financial Assurance Ltd	1/1/03 - 12/31/03	Interests and Liabilities Contract and Treaty (pending)
2004-05Surplus Share Treaty – Project Finance and Healthcare	FSA and its subsidiaries	Ambac Indemnity Corpl	10/1/04 - 9/30/05	Treaty (pending)
2005 1st, 2nd , 3rd and 4th Loss International Project Treaty	FSA and its subsidiaries	Assured Guaranty Re International Ltd..	1/1/05 - 12/31/05	Interests and Liabilities Contract and Treaty (pending)
		Radian Asset Assurance Inc.	1/1/05 - 12/31/05	Interests and Liabilities Contract and Treaty (pending)
		Swiss Reinsurance Co.	1/1/05 - 12/31/05	Interests and Liabilities Contract and Treaty (pending)
		The Tokio Marine & Nichido Fire Insurance Co., Ltd.	1/1/05 - 12/31/05	Interests and Liabilities Contract and Treaty (pending)
		XL Financial Assurance Ltd	1/1/05 - 12/31/05	Interests and Liabilities Contract and Treaty (pending)
Master Facultative Reinsurance Agreement	FSA	Aasured Guaranty Corp. (assumed from USF&G)	4/5/88 - Present	Facultative Reinsurance Agreement assumption doc.
Master Reinsurance Placement Memorandum	FSA and its subsidiaries and affiliates	The Tokio Marine & Fire Insurance Co., Ltd.	1/1/91 - Present	Master Reinsurance Placement Memorandum
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	Radian Asset Assurance Inc.	1/1/92 - Present	Master Facultative Reinsurance Agreement

16

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	Capital Mortgage Reinsurance Company (Bermuda)	2/23/95 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	AMBAC Indemnity Corp.	7/15/96 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	AXA Re Finance, SUCURSAL NA MADEIRA S.A.	6/1/96 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	AXA Re Finance S.A.	10/1/96 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	Royal Insurance plc	10/1/96 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	Swiss Reinsurance Co.	12/1/97 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	XL Insurance Ltd	12/1/97 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	American Re-Insurance Co.	12/1/97 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	RAM Reinsurance Co. Ltd.	5/1/98 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	Assured Guaranty Re Overseas Ltd.	1/1/98 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	The Tokio Marine & Nichido Fine Insurance Co., Ltd.	4/29/00 - Present	Master Facultative Reinsurance Agreement

17

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	Zurich Reinsurance Centre Inc.	9/1/97 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	XL Financial Assurance Ltd	11/3/98 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	Munich Reinsurance Co.	12/1/99 - Present	Master Facultative Reinsurance Agreement (pending)
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	Partner Reinsurance Co., Ltd., Zurich Branch	6/1/00 - Present	Master Facultative Reinsurance Agreement (pending)
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	Gerling Global International Reinsurance Co., Ltd.	8/1/00 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	ACE American Reinsurance Co.	8/1/00 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	CDC IXIS Financial Guaranty North America Inc.	10/1/02 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	Inter-Ocean Reinsurance Company Ltd.	8/1/01 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	PMI Mortgage Insurance Company Ltd.	12/1/02 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	Assured Guaranty Re International Ltd.	5/1/03 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	FSA and its subsidiaries and affiliates	Assured Guaranty Corp.	18/1/05 - Present	Master Facultative Reinsurance Agreement (pending)
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	ACE Guaranty Inc.	1/1/96 - 12/31/96	Automatic Facultative Facility Reinsurance Agreement

18

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Radian Reinsurance Inc.	1/1/96 - 12/31/96	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Assured Guaranty Corp.	1/1/97 - 12/31/97	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Radian Reinsurance Inc.	1/1/97 - 12/31/97	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Employers Reinsurance Co.	1/1/97 - 12/31/97	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Assured Guaranty Corp.	1/1/98 - 12/31/98	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Radian Reinsurance Inc.	1/1/98 - 12/31/98	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Employers Reinsurance Co.	1/1/98 - 12/31/98	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Assured Guaranty Corp.	1/1/99 - 12/31/99	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Radian Reinsurance Inc.	1/1/99 - 12/31/99	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	American Re-Insurance Co.	1/1/99 - 12/31/99	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Employers Reinsurance Co.	1/1/99 - 12/31/99	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	RAM Reinsurance Co. Ltd	1/1/99 - 12/31/99	Automatic Facultative Facility Reinsurance Agreement

19

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	XL Insurance Ltd and XL Financial Assurance Ltd.	1/1/99 - 12/31/99	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	ACE Guaranty Inc.	1/1/00 - 12/31/00	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Radian Reinsurance Inc.	1/1/00 - 12/31/00	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	American Re-Insurance Co.	1/1/00 - 12/31/00	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	RAM Reinsurance Co. Ltd	1/1/00 - 12/31/00	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	XL Insurance Ltd	1/1/00 - 12/31/00	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Assured Guaranty Corp.	1/1/01 - 12/31/01	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	American Re-Insurance Co.	1/1/01 - 12/31/01	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Radian Asset Assurance Inc.	1/1/01-12/31/01	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	RAM Reinsurance Co. Ltd	1/1/01 - 12/31/01	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	XL Financial Assurance Ltd	1/1/01 - 12/31/01	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Assured Guaranty Corp.	1/1/02 - 12/31/02	Automatic Facultative Facility Reinsurance Agreement

20

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	American Re-Insurance Co.	1/1/02 - 12/31/02	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Radian Asset Assurance Inc.	1/1/02 - 12/31/02	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	RAM Reinsurance Co. Ltd	1/1/02 - 12/31/02	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	XL Financial Assurance Ltd	1/1/02 - 12/31/02	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Assured Guaranty Corp.	1/1/03 - 12/31/03	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Assured Guaranty Re Internatinoal Ltd.	71/1/04 - 12/31/04	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	American Re-Insurance Co.	1/1/03 - 12/31/03	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Radian Reinsurance Inc.	1/1/03 - 12/31/03	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	RAM Reinsurance Co. Ltd	1/1/03 - 12/31/03	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	XL Financial Assurance Ltd	1/1/03 - 12/31/03	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Assured Guaranty Corp.	1/1/04 - 12/31/04	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Assured Guaranty Re Internatinoal Ltd.	11/1/04 - 12/31/04	Automatic Facultative Facility Reinsurance Agreement

21

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Radian Reinsurance Inc.	1/1/04 - 12/31/04	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	RAM Reinsurance Co. Ltd	1/1/04 - 12/31/04	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Swiss Reinsurance Co.	1/1/04 - 12/31/04	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	XL Financial Assurance Ltd	1/1/04 - 12/31/04	Automatic Facultative Facility Reinsurance Agreement
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Assured Guaranty Corp.	1/1/05 - 12/31/05	Automatic Facultative Facility Reinsurance Agreement (pending)
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Assured Guaranty Re Internatinoal Ltd.	1/1/05 - 12/31/05	Automatic Facultative Facility Reinsurance Agreement (pending)
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	BluePoint Re Ltd.	1/1/05 - 12/31/05	Automatic Facultative Facility Reinsurance Agreement (pending)
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Radian Reinsurance Inc.	1/1/05 - 12/31/05	Automatic Facultative Facility Reinsurance Agreement (pending)
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	RAM Reinsurance Co. Ltd	1/1/05 - 12/31/05	Automatic Facultative Facility Reinsurance Agreement (pending)
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	Swiss Reinsurance Co.	1/1/05 - 12/31/05	Automatic Facultative Facility Reinsurance Agreement (pending)
Automatic Facultative Facility Reinsurance Agreement	FSA and its subsidiaries and affiliates	XL Financial Assurance Ltd	1/1/05 - 12/31/05	Automatic Facultative Facility Reinsurance Agreement (pending)

22

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
Master Facultative Reinsurance Agreement	Financial Guaranty Insurance Co.	FSA and its subsidiaries	6/30/89 - present	Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	MBIA Insurance Corp.	FSA and its subsidiaries	3/30/88 - present	Agreement Covering Facultative Reinsurance Memoranda on Financial Guaranty Business
Treaty for Scheduled Policies	AMBAC Indemnity Corp.	FSA	12/31/85	Reinsurance Treaty
Treaty for Scheduled Policies	Financial Guaranty Insurance Co.	FSA	12/19/85	Reinsurance Treaty
Treaty	Financial Guaranty Insurance Co.	FSA	1/1/86 - 12/31/86	Reinsurance Agreement
2003-04Surplus Share Treaty – Project Finance and Healthcare	Ambac Indemnity Corp. and its subsidiaries	FSA	10/1/03 - 9/30/04	Treaty
2004-05Surplus Share Treaty – Project Finance and Healthcare	Ambac Indemnity Corp. and its subsidiaries	FSA	10/1/04 - 9/30/05	Treaty (pending)
Master Facultative Reinsurance Agreement	The Tokio Marine & Fire Insurance Co., Ltd.	FSA and its subsidiaries	4/19/99 - present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	XL Insurance Ltd	FSA and its subsidiaries	7/1/99 - present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	ACE Guaranty Inc.	FSA and its subsidiaries	1/1/88 - present	Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	ACE Guaranty Inc. (assumed from USF&G)	FSA	1/1/88 - present	Facultative Reinsurance Agreement and assumption documents
Facultative Excess of Loss Reinsurance Agreement	ACE Guaranty Inc.(assumed from USF&G)	FSA	6/1/90	Facultative Reinsurance Agreement and assumption documents

23

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
Facultative Reinsurance Agreement	USF&G	FSA	7/1/90	Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	ACE Capital Re International Ltd.	FSA	8/1/01 - Present	Master Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	RAM Reinsurance Company Ltd.	FSA	8/1/01 - Present	Master Facultative Reinsurance Agreement
Quota Share Retrocession Agreement	American Re-Insurance Company	FSA	8/2/01 - Present	Quota Share Retrocession Agreement
Retrocession Assignment Agreement	Inter-Ocean Reinsurance Company Ltd.	FSA and its subsidiaries and affiliates	8/1/01 - Present	Retrocession Assignment Agreement
Master Facultative Reinsurance Agreement	Capital Markets Assurance Corp.	FSA and its subsidiaries	12/1/94 - present	Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	Connie Lee Insurance Co.	FSA and its subsidiaries	6/1/90 - present	Facultative Excess-of-Loss Reinsurance Agreement
Master Facultative Reinsurance Agreement	Connie Lee Insurance Co.	FSA and its subsidiaries	1/1/89 - present	Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	Radian Reinsurance Inc.	FSA and its subsidiaries	2/23/88 - present	Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	Financial Guaranty Insurance Co.	FSA and its subsidiaries	1/1/85 - present	Municipal Bond Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	MBIA Insurance Corp.	FSA and its subsidiaries	12/31/88 - present	Agreement covering Facultative Reinsurance Memoranda on Financial Guaranty Business
Master Facultative Reinsurance Agreement	Radian Reinsurance Inc.	FSA and its subsidiaries	1/1/95 - present	Facultative Excess-of-Loss Reinsurance Agreement

24

TYPE OF AGREEMENT	CEDING COMPANY	REINSURER	EFFECTIVE DATE (2)	DOCUMENTS (3)
Master Facultative Reinsurance Agreement	Hannover Ruckvensicherungs A.G.	FSA	1/1/95 - present	Facultative Excess-of-Loss Reinsurance Agreement
Facultative Reinsurance Agreement for a Policy	General Insurance Co. of America	FSA	10/1/91	Agreement

REINSURANCE AGREEMENTS WITH RESPECT TO ASSUMPTIONS OF

THE COVERED PORTFOLIO BY CAPITAL GUARANTY INSURANCE COMPANY(1)

TYPE OF AGREEMENT	CEDING COMPANY	EFFECTIVE DATE (2)	DOCUMENTS (3)
Portfolio Reinsurance Agreement for Scheduled Policies	USF&G	12/1/86	Financial Guaranty Portfolio Reinsurance Agreement and Assumption Agreement
Facultative Reinsurance Agreement for Qualifying Risks	USF&G	12/1/89	Reinsurance Agreement and Service and Underwriting Agreement
Master Facultative Reinsurance Agreement	Assured Guaranty Corp.	1/1/89	Facultative Reinsurance Agreement
Facultative Reinsurance Agreement for Qualifying Risks	Assured Guaranty Corp.	12/30/88 - 12/30/89	Excess-of -Loss Reinsurance Agreement
Facultative Reinsurance Agreement for Scheduled Risks	Assured Guaranty Corp.	12/31/88	Excess-of-Loss In-Force Reinsurance Agreement
Facultative Reinsurance Agreement for Qualifying Risks	Assured Guaranty Corp.	12/31/89 - 12/31/91	Excess-of-Loss Reinsurance Agreement
Facultative Reinsurance Agreement for a Policy	USF&G	7/1/90	Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	Financial Guaranty Insurance Co.	1/1/85 - present	Municipal Bond Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	Radian Asset Assurance Inc.	12/31/90 - present	Facultative Excess-of-Loss Agreement

25

Facultative Reinsurance Agreement for Scheduled Policies	AMBAC Indemnity Corp.	9/29/87 - present	Municipal Bond Facultative Reinsurance Agreement
Master Facultative Reinsurance Agreement	MBIA Insurance Corp. of Illinois	1/1/85 - present	Agreement
Master Facultative Reinsurance Agreement	Asset Guaranty Insurance Co.	9/30/94 - present	Facultative Excess-of-Loss Reinsurance Agreement
Master Facultative Reinsurance Agreement	Ambac Assurance Corp.	5/1/00 - present	Master Facultative Reinsurance Agreement

NOTES

(1)                                  The reinsurance agreements generally cover Financial Security Assurance Inc. (“FSA”) and its subsidiaries.  The first two schedules include all such reinsurance agreements.  The last two schedules list the agreements entered into by Capital Guaranty Insurance Company (“Capital Guaranty”) prior to the merger of its parent with a subsidiary of the parent of FSA.   Capital Guaranty changed its name to Financial Security Assurance of Maryland Inc. and later was sold to a third party.  The direct business written by Capital Guaranty was transferred to FSA and the reinsurance agreements covering such business were assigned to FSA.

(2)                                  The effective date is the effective date of the reinsurance agreement.  If two dates are given, the second is the termination, with business ceded under the agreement being continued to be covered by the agreement on a run-off basis, unless otherwise noted.  “Present” indicates a continuous contract that is in effect as of the date of this schedule.

(3)                                  This column lists the general reinsurance document.  Not included in this list are reinsurance memoranda formalizing particular facultative cessions either pursuant to the terms and conditions of certain of these agreements or on a stand-alone basis.

26

EXHIBIT A

NOTICE OF BORROWING

[DATE]

Bayerische Landesbank, as Agent
New York Branch
560 Lexington Avenue
New York, NY  10022
Attention:  Mr. Joseph C. Campagna

Ladies and Gentlemen:

The undersigned, Financial Security Assurance Inc., as representative of itself and the other entity named as Borrower in the Third Amended and Restated Credit Agreement, dated as of April 30, 2005 (as amended, modified and supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrowers, the Banks from time to time party thereto, and you individually and as Agent for such Banks, hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement, that the Borrowers hereby request a Borrowing under the Credit Agreement, and in that connection set forth below the information relating to such Borrowing (the “Proposed Borrowings”) as required by Section 2.03 of the Credit Agreement:

(a)           The Business Day of the Proposed Borrowing is                         ,             .(1)

(b)           The aggregate principal amount of the Proposed Borrowing is $                .

[(c)          Schedule 1 hereto contains a description of the Loss which the proceeds of the Loan will be applied to pay, including (i) identification of the Insured Obligation which has given rise to such Loss, (ii) the amount of such Loss, (iii) the amount of the Permitted Reserves, if any, being established with respect to such Loss and (iv) the amount of Pledged Premiums, if any, hereafter payable to any Borrower in respect of such Insured Obligation.](2)

[(c))         Schedule 1 hereto contains a description of the Permitted Reserve which the proceeds of the Loan will be applied to establish, including (i) an identification of the Insured Obligation which is in default or is anticipated to be in default, (ii) the amount of such default, and (iii) the amount of Pledged Premiums, if any, hereafter payable to any Borrower in respect of such Insured Obligation.](3)

(1)  Shall be a Business Day at least two Business Days after the date hereof.

(2)  Include one version of subparagraph (c).

(3)  Include one version of subparagraph (c).

(d)           The Borrowers hereby represent and warrant the following:

(i)            the Loss Threshold Incurrence Date has occurred;

(ii)           after advancing the funds requested hereunder, the aggregate principal amount of all Loans made under the Credit Agreement, without regard to payments or prepayments (other than prepayments of Loans in respect of Reserves not applied to pay Losses), do not exceed Cumulative Losses minus the Loss Threshold Amount; and

(iii)          the principal amount of the Loan hereby requested does not exceed the sum of the Unutilized Commitments.

Very truly yours,

FINANCIAL SECURITY ASSURANCE INC.

By
Name
Title

A-2

EXHIBIT B

NOTE

[AMOUNT]	New York, New York
April 30, 2005

FOR VALUE RECEIVED, FINANCIAL SECURITY ASSURANCE INC. and FSA INSURANCE COMPANY (the “Borrowers”) hereby jointly and severally promise to pay to the order of [BANK], (the Bank”), in lawful money of the United States of America in immediately available funds, at the office of Bayerische Landesbank, acting through its New York Branch, as Agent, located at 560 Lexington Avenue, New York, New York 10022, on the Expiry Date (as defined in the Agreement referred to below) the principal sum of [AMOUNT] constituting the Bank’s Commitment under the Agreement (defined below) [plus [AMOUNT] constituting the Bank’s Contingent Commitment under the Agreement] or, if less, the then unpaid principal amount of all Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

The Borrowers, jointly and severally, promise also to pay interest on the unpaid principal amount hereof in like money at said office at the rates and at the times provided in Section 2.06 of the Agreement.

This Note is one of the Notes referred to in the Third Amended And Restated Credit Agreement, dated as of April 30, 2005, among the Borrowers and the Banks from time to time party thereto (including the Bank), and Bayerische Landesbank, acting through its New York Branch, as Agent (as amended, modified and supplemented from time to time, the “Agreement”), and is entitled to the benefits thereof.  This Note is secured by the Security Agreement (as defined in the Agreement).  As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Expiry Date, in whole or in part.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

Except as otherwise provided in the Agreement, the Borrowers hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

The Bank is authorized to record the date and amount of each Loan and each payment, prepayment and conversion with respect thereto on the grid attached hereto or on a continuation thereof which shall be attached hereto and made a part hereof, and any such notation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such notations shall not affect the validity of the Borrowers’ obligations hereunder.

THE PAYMENT OBLIGATIONS OF THE BORROWERS UNDER THIS NOTE ARE LIMITED AS PROVIDED IN SECTION 4.05 OF THE AGREEMENT.

THIS NOTE IS TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

THIS NOTE HAS BEEN DULY EXECUTED UNDER SEAL BY THE DULY AUTHORIZED REPRESENTATIVES OF THE BORROWERS AS OF THE DATE FIRST WRITTEN ABOVE.

FINANCIAL SECURITY ASSURANCE INC.

By
Name
Title

FSA INSURANCE COMPANY

By
Name
Title

B-2

GRID

Date	Amount of Loan	Unpaid Principal Paid or Prepaid	Principal Amount of Note	Notation Made by

B-3

EXHIBIT C

FORM OF OPINION OF COUNSEL TO BORROWERS

EXHIBIT D

OFFICER’S CERTIFICATE

EXHIBIT E

FORM OF SECURITY AGREEMENT

EXHIBIT F

ASSIGNMENT AND ASSUMPTION AGREEMENT

Date

Reference is made to the Third Amended and Restated Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined.                                       (the “Assignor”) and                                (the “Assignee”) hereby agree as follows:

1.             The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the “Assigned Share”) of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Annex I hereto, including, without limitation, (a) in the case of any assignment of all or any portion of the Commitment (if not theretofore terminated) (and Contingent Commitment, if any), all rights and obligations with respect to the Assigned Share of such Commitment (and Contingent Commitment, if any) and (b) in the case of any assignment of outstanding Loans, all rights and obligations with respect to the Assigned Share of such outstanding Loans.  After giving effect to such sale and assignment, the Assignee’s Commitment and the amount of the outstanding Loans owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

2.             The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of the Borrowers’ Subsidiaries or the performance or observance by the Borrowers or the Borrowers’ Subsidiaries of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

3.             The Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (b) agrees that it will, independently and without reliance upon the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) confirms that it is an eligible transferee under Section 12.04(b) of the Credit Agreement; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (e) has delivered the opinion required by Section 12.04(b) of the Credit Agreement[; and (f) to the extent legally entitled to do so, attaches the forms described in the penultimate sentence of Section 12.04(b) of the Credit Agreement(1)].

4.             Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent and the Borrowers.  The effective date of this Assignment and Assumption Agreement shall be the date set forth in Annex I hereto (the “Settlement Date”).

5.             Upon the delivery of a fully executed original hereof to the Assignor and the Borrowers, as of the Settlement Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (b) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

6.             It is agreed that the Assignee shall be entitled to (a) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I and (b) all Commitment Fees (if applicable) on the Assigned Share of the Commitment at the rate specified in Item 7 of Annex I hereto; such interest and, if applicable, Commitment Fees at the rate specified in Item 7 of Annex I hereto, to be payable by the Borrowers directly to the Assignee.  It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be payable directly by the Borrowers to the Assignee.  Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder.  The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

7.             THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(1)  Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

Accepted this day of ,	[NAME OF ASSIGNOR], as Assignor
By
Name
Title

By
Name
Title

Consented to as of the date hereof:

FINANCIAL SECURITY ASSURANCE INC.

By
Name
Title

FSA INSURANCE COMPANY

By
Name
Title

F-3

ANNEX I

1.                                       Borrowers:             Financial Security Assurance Inc. and FSA Insurance Company

2.                                       Name and Date of Credit Agreement:

Third Amended and Restated Credit Agreement, dated as of April 30, 2005 (the “Credit Agreement”), among the Borrowers, the Banks from time to time party thereto and Bayerische Landesbank, acting through its New York Branch, individually and as Agent, as amended, modified and supplemented to the date hereof.

3.                                       Date of Assignment Agreement:

4.                                       Amounts (as of date of item #3 above):

		Contingent Commitment	Commitment		Outstanding Principal of Loan

a.	Aggregate Amount for all Banks	$	$		$
b.	Assigned Share(1)%			%		%
c.	Amount of Assigned Share	$	$		$

5.                                       Settlement Date:

6.                                       Rate of Interest to the Assignee:

As set forth in Section 2.06 of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)(2)

7.                                       Commitment Fees:

As set forth in Section 3.01(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)(3)

(1)  Percentage taken to 12 decimal places.

(2)  Borrowers and the Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 2.06 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

(3)  Borrower and the Agent shall direct the entire amount of the Commitment Fees to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Commitment Fees through payment by the Assignee to the Assignor.

8.                                       Notice:

Assignor:

Attention:
Telephone:
Facsimile:
Reference:

Assignee:

Attention:
Telephone:
Facsimile:
Reference:

Payment Instructions:

Assignor:

Attention:
Reference:

Assignee:

Attention:
Reference:

[Signatures continued on next page]

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[Signature page to Annex I of Assignment and Assumption Agreement]

Accepted and Agreed:

[NAME OF ASSIGNEE]

By
Name
Title

[NAME OF ASSIGNOR]

By
Name
Title

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EXHIBIT G

FORM 404(b)(iii) CERTIFICATE

EXHIBIT H

NOTE REGISTER

Bank:

Commitment:

Date	Amount of Loan	Amount of Repayment